CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee
Kilroy Realty, L.P. 5.000% Senior Notes due 2015	$325,000,000	99.939%	$324,801,750	$23,158.36(1)
Kilroy Realty Corporation Guarantee of 5.000% Notes due 2015	(2)	(2)	(2)	(2)

(1)	The filing fee of $23,158.36 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrants initially deferred payment of all of the registration fee for Registration Statement Nos. 333-153584 and 333-153584-01.

(2)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-153584

Registration No. 333-153584-01

Prospectus Supplement

(To Prospectus dated September 15, 2010)

$325,000,000

Kilroy Realty, L.P.

5.000% Senior Notes due 2015

Fully and unconditionally guaranteed by

Kilroy Realty Corporation

The notes will bear interest at the rate of 5.000% per year. Interest on the notes will be payable semi-annually in arrears on May 3 and November 3 of each year, beginning May 3, 2011. The notes will mature on November 3, 2015 unless earlier redeemed as described in this prospectus supplement.

Kilroy Realty, L.P., which we refer to as the operating partnership, may, at its option, redeem the notes at any time in whole or from time to time in part at the redemption prices described in this prospectus supplement.

The notes will be senior unsecured obligations of the operating partnership and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and will be effectively subordinated in right of payment to all of its existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness), to all existing and future indebtedness and other liabilities of the operating partnership’s subsidiaries, whether secured or unsecured, and to all existing and future equity in the operating partnership’s subsidiaries not owned by the operating partnership, if any. The notes will be fully and unconditionally guaranteed by Kilroy Realty Corporation, which we refer to as the Company. The Company has no material assets other than its investment in the operating partnership. The notes will not be listed on any securities exchange or included in any quotation system.

An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 1 of the accompanying prospectus before making a decision to invest in the notes.

	Per Note	Total
Public offering price (1)	99.939%	$324,801,750
Underwriting discounts	0.600%	$1,950,000

Proceeds, before expenses, to Kilroy Realty, L.P.	99.339%	$322,851,750

(1)	Plus accrued interest from November 3, 2010 if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect the notes will be ready for delivery in book-entry form through The Depository Trust Company on or about November 3, 2010.

Joint Book-Running Managers

Barclays Capital	BofA Merrill Lynch	J.P. Morgan

Mitsubishi UFJ Securities	PNC Capital Markets LLC	RBC Capital Markets
Scotia Capital	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is October 27, 2010.

Prospectus Supplement

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus and any free writing prospectus that we provide you in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with any additional or different information. If anyone provides you with any additional or different information, you should not rely on it. Neither this prospectus supplement nor the accompanying prospectus nor any such free writing prospectus is an offer to sell or a solicitation of an offer to buy any securities other than the notes to which it relates or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to

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any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference in the accompanying prospectus or any free writing prospectus that we may prepare in connection with this offering is correct on any date after their respective dates. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

Industry and Market Data

In the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus, we rely on and refer to information and statistics regarding the industry, markets, submarkets and the sectors in which we operate. We obtained this information and statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable, but have not independently verified them and cannot guarantee their accuracy or completeness.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information important to you in deciding whether to invest in the notes. You should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, including the financial statements and related notes, before making an investment decision.

The Company

We own, operate, develop and acquire primarily Class A suburban office and industrial real estate in key submarkets in California, particularly Southern California, which we believe have strategic advantages and strong barriers to entry. Class A real estate generally refers to buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

As of September 30, 2010, our stabilized portfolio of operating properties was comprised of 99 office buildings and 41 industrial buildings, which encompassed an aggregate of approximately 9.8 million and 3.7 million rentable square feet, respectively. As of September 30, 2010, the office properties were approximately 84.8% occupied by 347 tenants and the industrial properties were approximately 90.6% occupied by 60 tenants. All of our properties are located in California and the majority are located in Southern California. Our stabilized portfolio excludes undeveloped land, development and redevelopment properties under construction, “lease-up” properties and one industrial property that we are in the process of repositioning. We define “lease-up” properties as properties we have recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. As of September 30, 2010, we had no properties that were in the lease-up phase. During the quarter ended September 30, 2010, we received notification that the zoning to allow high density residential improvements on the land underlying the industrial property that we are in the process of repositioning was adopted by the City of Irvine. We are currently evaluating strategic alternatives for this property. During the quarter ended September 30, 2010, we commenced redevelopment on one of our properties that was previously occupied by a single tenant for over 25 years. The property encompasses approximately 300,000 rentable square feet of office space and is located in the El Segundo submarket of Los Angeles county. During the nine months ended September 30, 2010, we acquired five new operating properties, which encompass approximately 1.4 million rentable square feet.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through Kilroy Realty, L.P., or the operating partnership, and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our operations through the operating partnership in which, as of September 30, 2010, the Company owned an approximate 96.8% general partnership interest. The remaining 3.2% common limited partnership interest in the operating partnership as of September 30, 2010 was owned by non-affiliated investors and certain directors and officers of the Company. Kilroy Realty Finance, Inc., one of the Company’s wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC, or “KSLLC,” which is a wholly-owned subsidiary of the operating partnership.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “KRC,” the Company’s 7.80% Series E Cumulative Redeemable Preferred Stock under the symbol “KRC-PE” and the Company’s 7.50% Series F Cumulative Redeemable Preferred Stock under the symbol “KRC-PF.” Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

Recent Developments

Pending Acquisitions. Since September 30, 2010, we have entered into separate agreements to acquire two office properties, one located in San Francisco, California and the other located in Redmond, Washington, encompassing an aggregate of approximately 588,000 rentable square feet.

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In San Francisco, we are currently a party to a purchase and sale agreement with an unrelated third party to acquire an approximate 466,000 square-foot office property located in San Francisco’s South Financial District for approximately $191.5 million.

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We are also currently a party to a purchase and sale agreement with an unrelated third party to acquire an approximate 122,000 square-foot office property located in Redmond, Washington, for approximately $46.0 million.

Both acquisitions are expected to close in the fourth quarter, subject to customary closing conditions. We cannot provide assurance that either of the pending acquisitions described above will be consummated at the prices, on the terms or by the dates currently contemplated, or at all, or that any other potential acquisitions will be completed. Costs associated with acquisitions are expensed as incurred and we may be unable to complete an acquisition after making a nonrefundable deposit or incurring acquisition-related costs. In addition, acquisitions are subject to various other risks and uncertainties. For additional information, see “Risk Factors—We may be unable to complete acquisitions and successfully operate acquired properties” in our Annual Report on Form 10-K for the year ended December 31, 2009.

Possible Acquisition. We are also actively pursuing another acquisition opportunity to purchase an approximately 450,000 square foot office building in Los Angeles that we have been advised is over 95% leased for a purchase price of approximately $170.0 million to $185.0 million. We have not entered into an agreement to purchase this property but we are in active negotiations that, if successfully concluded, could result in our entering into a purchase agreement in the near term. However, we cannot provide assurance that we will enter into a purchase agreement to acquire this property or, if we do, that the terms of that agreement will not differ, perhaps substantially, from those described in this paragraph. Moreover, even if we enter into an agreement to purchase this property, we cannot provide assurance that the purchase will actually close. Costs associated with acquisitions are expensed as incurred and, if we enter into an agreement to purchase this property, we may be unable to complete the acquisition after making a nonrefundable deposit or incurring acquisition related costs. In addition, acquisitions are subject to various other risks and uncertainties. For additional information, see “Risk Factors—We may be unable to complete acquisitions and successfully operate acquired properties” in our Annual Report on Form 10-K for the year ended December 31, 2009.

We currently expect that we would finance the acquisition of these properties, if completed, with available cash (which may include net proceeds of this offering and/or borrowings under our unsecured revolving credit facility). For additional information, see the discussion under the caption “Use of Proceeds.”

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes.”

Issuer of notes	Kilroy Realty, L.P.

Guarantor	Kilroy Realty Corporation

Notes offered	$325,000,000 aggregate principal amount of 5.000% senior notes due November 3, 2015.

Interest	The notes will bear interest at the rate of 5.000% per year, accruing from November 3, 2010. Interest on the notes will be payable semi-annually in arrears on May 3 and November 3 of each year, beginning May 3, 2011.

Maturity	The notes will mature on November 3, 2015 unless earlier redeemed.

Ranking of notes	The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries; and

•	all existing and future equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries.

Company guarantee	The notes will be fully and unconditionally guaranteed by the Company. The Company guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness of the Company (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future unsecured and secured indebtedness and other liabilities of the Company’s consolidated subsidiaries (including the operating partnership) and of any subsidiary or other entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any subsidiary or other entity the Company accounts for using the equity method of accounting.

The Company has no material assets other than its investment in the operating partnership.

Redemption	The operating partnership may, at its option, redeem the notes at any time in whole or from time to time in part at the redemption prices described in “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership.”

Certain covenants	The indenture governing the notes will contain covenants that will, among other things, limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness. These covenants are subject to significant exceptions and, in addition, the operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured debt without violating these covenants. For additional information, see “Description of Notes—Certain Covenants.”

Absence of a public market for the notes	The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for their inclusion in any quotation system.

Use of proceeds	We expect that the net proceeds from this offering will be approximately $322.2 million after deducting the underwriters’ discounts and our estimated expenses. We intend to use the net proceeds from this offering to fund the acquisitions described above under “—Recent Developments” and for general corporate purposes, which may include the repayment of outstanding long-term debt, including borrowings under our unsecured revolving credit facility, the repurchase of debt securities and potential acquisitions.

If any of the pending or possible acquisitions described above under the caption “Recent Developments” closes, we intend to apply all or a portion of the net proceeds of this offering to fund those acquisitions. If the net proceeds from this offering exceed the total purchase price of those acquisitions, we intend to use the remaining net proceeds for general corporate purposes, which may include the repayment of outstanding long-term debt, including borrowings under our unsecured revolving credit facility, the repurchase of debt securities and potential other acquisitions. If the total net proceeds from this offering are less than the total amount required to fund such acquisitions, we plan to finance the remaining portion of the purchase price with cash on hand and, if necessary, borrowings under our unsecured revolving credit facility.

Conflicts of interest	If greater than five percent of the net proceeds from this offering are used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with NASD Rule 2720. See “Use of Proceeds” and “Underwriting—Conflicts of Interest; Other Relationships.”

Trustee	U.S. Bank National Association will be the trustee under the indenture relating to the notes.

Book-entry	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and such interests, may not be exchanged for notes in certificated form, except in limited circumstances described under “Description of Notes—Book-entry System—Certificated Notes.”

Tax considerations	Prospective investors are urged to consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Certain U.S. Federal Income Tax Consequences.”

Additional issuances	We may, without the consent of or notice to holders of the notes, issue additional notes from time to time in the future, provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes offered hereby.

Governing law	The indenture, the notes and the guarantees endorsed on the notes will be governed by the laws of the State of New York.

Risk factors	You should read carefully the matters discussed under “Risk Factors” in this prospectus supplement and in the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus for certain considerations relevant to an investment in the notes.

RISK FACTORS

Investing in the notes involves risks. Before acquiring any notes pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in the accompanying prospectus, and any free writing prospectus that we provide you in connection with this offering, including, without limitation, the risks set forth under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s most recent Annual Report on Form 10-K, under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s subsequent Quarterly Reports on Form 10-Q and in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, under the caption “Item 1A. Risk Factors” in Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the Securities and Exchange Commission, or SEC, on August 18, 2010 and as described in other filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, and might cause you to lose all or a part of your investment in the notes. Please also refer to the section in this prospectus supplement entitled “Forward-Looking Statements.”

Risks Related to this Offering and the Notes

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes will be the operating partnership’s senior unsecured obligations and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of the operating partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of the operating partnership’s subsidiaries; and

•	all existing and future equity not owned by the operating partnership, if any, in the operating partnership’s subsidiaries.

Similarly, the Company’s guarantee of the notes will be its senior unsecured obligation and will rank equally in right of payment with all of its other existing and future senior unsecured indebtedness and guarantees. The Company’s guarantee of the notes will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness of the Company (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future unsecured and secured indebtedness and other liabilities of the Company’s consolidated subsidiaries (including the operating partnership) and of any subsidiary or other entity the Company accounts for using the equity method of accounting; and

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all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any subsidiary or other entity the Company accounts for using the equity method of accounting.

The indenture that will govern the notes will not prohibit the operating partnership, the Company or any of their respective subsidiaries from issuing equity in the future and, although the indenture will contain covenants that limit the ability of the operating partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant exceptions and, in addition, the operating partnership and its subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

In the event of the bankruptcy, liquidation, reorganization or other winding up of the operating partnership or the Company, assets that secure any of their respective secured indebtedness and other secured obligations will be available to pay their respective obligations under the notes or the guarantee, as applicable, and any of their other respective unsecured indebtedness and other obligations, only after all of their respective indebtedness and other obligations secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes or the guarantee, as the case may be, then outstanding. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of subsidiaries of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including the guarantees), as the case may be, will be subject to the prior claims of that subsidiary’s creditors and of the holders of any indebtedness or other obligations guaranteed by that subsidiary, except to the extent that the operating partnership or the Company is itself a creditor with recognized claims against that subsidiary, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that subsidiary (to the extent of the value of those assets) and would be subordinate to all indebtedness of that subsidiary senior to that held by the operating partnership or the Company, as the case may be. Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the operating partnership or the Company, the rights of holders of indebtedness and other obligations of the operating partnership (including the notes) or the Company (including the guarantees), as the case may be, will be effectively subordinated to any equity interests in that subsidiary held by persons other than the operating partnership or the Company, as the case may be. In addition, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary or other entity that the Company accounts for using the equity method of accounting, the rights of holders of indebtedness and other obligations of the Company (including the guarantees) will be subject to the prior claims of that entity’s creditors and the holders of any indebtedness or other obligations of that entity, except to the extent that the Company is itself a creditor with recognized claims against that entity, in which case those claims would still be effectively subordinated to all security interests in, and debt secured by mortgages or other liens on, the assets of that entity (to the extent of the value of those assets) and would be subordinate to all indebtedness of that entity senior to that held by the Company.

As of September 30, 2010, the operating partnership had approximately $1,174.4 million aggregate principal amount of outstanding indebtedness (before the impact of $24.9 million of unamortized discounts attributable to the operating partnership’s 3.250% Exchangeable Notes due 2012, referred to as the 3.25% Exchangeable Notes, and 4.250% Exchangeable Notes due 2014, referred to as the 4.25% Exchangeable Notes, and other indebtedness), of which $315.9 million was its senior secured indebtedness and $858.5 million was its senior unsecured indebtedness. As of September 30, 2010, the Company had no outstanding indebtedness and had guaranteed the operating partnership’s borrowings and other amounts due under the operating partnership’s $500 million unsecured revolving credit facility and approximately $969.5 million aggregate principal amount (before the impact of the unamortized debt discounts referred to above) of other outstanding indebtedness of the operating partnership. As of September 30, 2010, the subsidiaries of the operating partnership and the subsidiaries of the Company (excluding the operating partnership) had no outstanding indebtedness, exclusive of trade payables and other liabilities.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

The instruments and agreements governing some of our outstanding debt securities contain provisions that require us to repurchase those debt securities for cash or to pay cash in exchange for those debt securities under specified circumstances or upon the occurrence of specified events and our future debt agreements and debt securities may contain similar provisions. We may not have sufficient funds to pay our indebtedness when due (including upon any such required repurchase or exchange), and we may not be able to arrange for the financing necessary to make those payments on favorable terms or at all. In addition, our ability to make required payments on our indebtedness when due (including upon any such repurchase or exchange) may be limited by the terms of other debt instruments or agreements. Our failure to pay amounts due in respect of any of our indebtedness when due may constitute an event of default under the instrument governing that indebtedness, which could permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, could allow them to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness. Any of these events could materially adversely affect our ability to make payments of principal and interest on the notes when due and could prevent us from making those payments altogether.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition, results of operations and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of assets sales or other sources of cash are not available to us, we may not have sufficient cash to enable us meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity financing, delaying capital expenditures, or strategic acquisitions and alliances. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the trading price of our securities (including the notes) and our ability to satisfy our debt service obligations and to pay distributions to our stockholders and unitholders.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.

We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of significant exceptions and, in addition, we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of and interest on the notes.

The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.

The notes will be fully and unconditionally guaranteed by the Company. However, the Company has no significant operations, other than as general partner of the operating partnership, and no material assets, other than its investment in the operating partnership. Furthermore, the Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness of the Company (to the extent of the value of the collateral securing such indebtedness);

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all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any subsidiary or other entity the Company accounts for using the equity method of accounting; and

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all existing and future unsecured and secured indebtedness and other liabilities of the Company’s consolidated subsidiaries (including the operating partnership) and of any subsidiary or other entity the Company accounts for using the equity method of accounting.

Federal and state laws allow courts, under specific circumstances, to void guarantees and require holders of guaranteed debt to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void the guarantee of the notes provided by the Company or could subordinate the guarantee to all other debts of the Company if, among other things, the Company, at the time it incurred or entered into its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and any of the following is also true:

•	the Company was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	the Company was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the Company intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, under any of the circumstances described above, any payment by the Company pursuant to its guarantee of the notes could be voided and required to be returned to the Company or to a fund for the benefit of the creditors of the Company.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they became due; or

•	it could not pay its debts as they became due.

Moreover, a court might also void the Company’s guarantee of the notes, without regard to the above factors, if it found that the Company entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by the Company for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against the Company under such guarantee. In addition, the court might direct holders of the notes to repay any amounts already received from the Company under its guarantee.

If the court were to void the Company’s guarantee, or require the return of monies paid by the Company under its guarantee or subordinate the guarantee to other obligations of the Company, we could not assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The notes are a new issue of securities, and there is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, results of operations, business, prospects and credit quality of the operating partnership and its subsidiaries and the Company and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the operating partnership’s, the Company’s or their respective subsidiaries’ financial condition, results of operations, business, prospects or credit quality.

The market price of the notes may fluctuate significantly.

The market price of the notes may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results, funds from operations, cash flows, liquidity or distributions;

•	changes in our earnings estimates or those of analysts;

•	publication of research reports about us or the real estate industry or the office and industrial sectors in which we operate;

•	the failure to maintain our current credit ratings or comply with our debt covenants;

•	increases in market interest rates;

•	changes in market valuations of similar companies;

•	adverse market reaction to any securities we may issue or additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional investors;

•	speculation in the press or investment community;

•	continuing high levels of volatility in the credit markets;

•	the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

As of September 30, 2010, we had $653.5 million aggregate principal amount of outstanding debt securities (excluding a total of $24.2 million of unamortized debt discount) that permitted the holders of those securities to require us to repurchase those debt securities upon the occurrence of specified events, including, for example, the acquisition by any person or group of more than 50% of the total voting power of all of the Company’s outstanding capital stock entitled to vote generally in the election of directors or if the Company ceases to be the general partner of the operating partnership or ceases to control the operating partnership. However, the notes offered hereby do not have any similar rights to require us to repurchase the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of these other debt securities to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the operating partnership, including the credit rating on the notes, and the Company could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the operating partnership or the Company downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in the accompanying prospectus, contain certain “forward-looking statements” within the meaning of federal securities law.

Additionally, documents we subsequently file with the SEC and incorporate by reference in the accompanying prospectus will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, pending, potential or proposed acquisitions and the anticipated use of proceeds from this offering contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	global market and general economic conditions;

•	defaults on or non-renewal of leases by tenants, particularly any of our largest office tenants and our largest industrial tenants;

•	adverse economic or real estate developments in California, and particularly the Southern California region;

•	our ability to re-lease property at or above current market rates;

•	increased interest rates and operating costs;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	our ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

•	fluctuations in availability and cost of construction materials and labor resulting from the effects of natural disasters and increased worldwide demand;

•	the Company’s ability to maintain its status as a REIT;

•	future terrorist activity in the United States or war;

•	adverse changes to, or implementations of, income tax laws, governmental regulations or legislation;

•	decreases in the population in geographic areas where our properties are located;

•	elevated utility costs and power outages in California; and

•	costs to comply with governmental regulations.

You are cautioned not to unduly rely on the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. These risks and uncertainties are discussed in more detail under the caption “Risk Factors” in this prospectus supplement, under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s most recent Annual Report on Form 10-K, under the caption “Item 2.

Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s subsequent Quarterly Reports on Form 10-Q and in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, under the caption “Item 1A. Risk Factors” in Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010 and as described in other filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Kilroy Realty Corporation’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For Nine Months Ended September 30, 2010		For Fiscal Year Ended December 31,
			2009		2008		2007		2006		2005
Consolidated ratio of earnings to fixed charge	1.10	x	1.39	x	1.37	x	1.34	x	1.55	x	0.86	x
Deficiency (in thousands)	—		—		—		—		—		$7,508

Kilroy Realty, L.P.’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For Nine Months Ended September 30, 2010		For Fiscal Year Ended December 31,
			2009		2008		2007		2006		2005
Consolidated ratio of earnings to fixed charges	1.19	x	1.53	x	1.49	x	1.46	x	1.70	x	0.96	x
Deficiency (in thousands)	—		—		—		—		—		$1,920

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty Corporation and Kilroy Realty, L.P. by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest and reduced by capitalized interest and loan costs. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs and an estimate of the interest within rental expense. For the year ended December 31, 2005, earnings were inadequate to cover fixed charges.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $322.2 million after deducting the underwriters’ discounts and our estimated expenses. We intend to use the net proceeds from this offering to fund the acquisitions described in “Prospectus Supplement Summary—Recent Developments” and for general corporate purposes, which may include the repayment of outstanding long-term debt, including borrowings under our unsecured revolving credit facility, the repurchase of debt securities and potential acquisitions. If any of the pending or possible acquisitions described above under the caption “Prospectus Supplement Summary—Recent Developments” closes, we intend to apply all or a portion of the net proceeds of this offering to fund those acquisitions. If the net proceeds from this offering exceed the total purchase price of those acquisitions, we intend to use the remaining net proceeds for general corporate purposes, which may include the repayment of outstanding long-term debt, including borrowings under our unsecured revolving credit facility, the repurchase of debt securities and potential other acquisitions. If the total net proceeds from this offering are less than the total amount required to fund such acquisitions, we plan to finance the remaining portion of the purchase price with cash on hand and, if necessary, borrowings under our unsecured revolving credit facility.

Banc of America Securities LLC and J.P. Morgan Securities LLC are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the syndication agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., is a documentation agent, and affiliates of Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities LLC are lenders under the operating partnership’s unsecured revolving credit facility, and affiliates of other underwriters may also be lenders under such credit facility. To the extent that any portion of the net proceeds from this offering is applied to repay borrowings under the operating partnership’s unsecured revolving credit facility, the respective affiliates of those underwriters will receive a portion of the net proceeds so applied through the repayment of those borrowings. If greater than five percent of the net proceeds from this offering are used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with NASD Rule 2720. See “Underwriting—Conflicts of Interest; Other Relationships.”

DESCRIPTION OF NOTES

This description supplements and, to the extent inconsistent, amends and supercedes the description appearing in the accompanying prospectus under “Description of Debt Securities.”.

The notes will be issued pursuant to an indenture, to be dated as of November 3, 2010, among the operating partnership, the Company, as guarantor, and U.S. Bank National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of some of the provisions of the notes and the indenture and does not purport to be complete. This description is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions in the indenture of certain terms used in this description. We urge you to read those documents because they, and not this description, define your rights as a holder of the notes. You may request a copy of the indenture from us as described in “Where You Can Find More Information” in the accompanying prospectus.

As used in this “Description of Notes” references to the “operating partnership,” “we,” “our” or “us” refer solely to Kilroy Realty, L.P. and not to any of its subsidiaries, and references to the “Company” or “guarantor” refer solely to Kilroy Realty Corporation and not to any of its subsidiaries.

General

The notes:

•	will be our general unsecured, senior obligations;

•	will mature on November 3, 2015 unless earlier redeemed;

•	will be issued in minimum denominations of $1,000 and multiples of $1,000 thereof;

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in certificated form. See “—Book-entry System”;

•	will not be entitled to the benefits of, or be subject to, any sinking fund and will not entitle holders, at their option, to require us to repurchase or redeem the notes;

•	will not be convertible into or exchangeable for any capital stock of us or the Company; and

•	will be unconditionally guaranteed on a senior unsecured basis by the Company.

The notes will initially be limited to an aggregate principal amount of $325,000,000. We may, without the consent of or notice to the holders of the notes, increase the principal amount of the notes by issuing additional notes from time to time in the future; provided that such additional notes must be treated as part of the same issue for U.S. federal income tax purposes as the notes. Any such additional notes will have the same terms, provisions and CUSIP number as the notes offered hereby, except for any difference in issue price, interest accrued prior to the issue date and first interest payment date of those additional notes. The notes and any additional notes we may issue in the future will vote and act together as a single class under the indenture, which means that, in circumstances where the indenture provides for holders of the notes to vote or take any action, the notes offered hereby and any additional notes that we may issue in the future will vote or take that action as a single class.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. See “Certain U.S. Federal Income Tax Consequences.” We intend to set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon any redemption of notes.

Except as described in “—Certain Covenants” and “—Merger, Consolidation or Sale of Assets,” the indenture governing the notes does not prohibit us or the Company or any of our or the Company’s subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the notes protection in the event of (1) a recapitalization or other highly leveraged or similar transaction involving us or the Company, (2) a change of control of us or the Company or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our or the Company’s assets or similar transactions that may adversely affect the holders of the notes. We or the Company may, in the future, enter into certain transactions, such as the sale of all or substantially all of our or its assets or a merger or consolidation, that may increase the amount of our or its indebtedness or substantially change our or its assets, which may have a material adverse effect on our ability to service our indebtedness, including the notes. See “Risk Factors—Risks Related to this Offering and the Notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.” Furthermore, the notes and the indenture do not include any provisions that would allow holders of the notes to require us or the Company to repurchase or redeem the notes in the event of a transaction of the nature described above.

We do not intend to list the notes on any securities exchange or include them on any quotation system.

Interest

Interest on the notes will accrue at the rate of 5.000% per year from and including November 3, 2010 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on May 3 and November 3 of each year, beginning May 3, 2011. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 18 or October 18 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If we redeem the notes, we will pay accrued and unpaid interest, if any, to the holder that surrenders the note for redemption. However, if a redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.

Ranking

The notes will be our senior unsecured obligations and will rank equally in right of payment with all our other existing and future senior unsecured indebtedness. The notes will be effectively subordinated in right of payment to:

•	all of our existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness and other liabilities, whether secured or unsecured, of our subsidiaries; and

•	all existing and future equity not owned by us, if any, in our subsidiaries.

In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured debt will be available to pay obligations on the notes and our other unsecured obligations only after all of our indebtedness secured by those assets has been repaid in full, and we caution you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. Although the indenture will contain covenants that will limit our ability and the ability of our subsidiaries to incur secured and unsecured indebtedness, those covenants are subject to significant limitations and, in addition, we and our subsidiaries may be able to incur substantial amounts of additional secured and unsecured indebtedness without violating these covenants. See “Risk Factors—Risks Related to this Offering and the Notes—The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.”

As of September 30, 2010, we had approximately $1,174.4 million aggregate principal amount of outstanding indebtedness (before the impact of $24.9 million of unamortized discounts, of which $4.7 million is attributable to our 3.25% Exchangeable Notes, $17.5 million is attributable to our 4.25% Exchangeable Notes and $2.7 million is attributable to other indebtedness), of which $315.9 million was our senior secured indebtedness, and $858.5 million was our senior unsecured indebtedness. As of September 30, 2010, our subsidiaries had no outstanding indebtedness or preferred equity, exclusive of trade payables and other liabilities.

Company Guarantee

The Company will fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The Company’s obligations under the guarantee will be limited to the amount necessary to prevent the guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—Risks Related to this Offering and the Notes—Federal and state laws allow courts, under specific circumstances, to void or subordinate guarantees and require holders of guaranteed debt to return payments received from guarantors.” The guarantee will be a senior unsecured obligation of the Company and will rank equally in right of payment with all other existing and future senior unsecured indebtedness and guarantees of the Company. The Company’s guarantee will be effectively subordinated in right of payment to:

•	all existing and future secured indebtedness of the Company (to the extent of the value of the collateral securing such indebtedness);

•

all existing and future unsecured and secured indebtedness and other liabilities of the Company’s consolidated subsidiaries (including the operating partnership) and of any subsidiary or other entity the Company accounts for using the equity method of accounting; and

•

all existing and future equity not owned by the Company in the Company’s consolidated subsidiaries (including the operating partnership) and in any subsidiary or other entity the Company accounts for using the equity method of accounting.

Under the terms of the full and unconditional Company guarantee, holders of the notes will not be required to exercise their remedies against us before they proceed directly against the Company. The Company has no significant operations, other than as our general partner, and no material assets, other than its investment in us. See “Risk Factors—Risks Related to this Offering and the Notes—The Company has no significant operations, other than as the operating partnership’s general partner, and no material assets, other than its investment in the operating partnership.” As of September 30, 2010, the Company did not have any outstanding debt.

Redemption of the Notes at the Option of the Operating Partnership

The notes will be redeemable, at any time in whole or from time to time in part, at the option of the operating partnership, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date; provided, however, that if the redemption date falls after a record date for the payment of interest and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holders of record at the close of business on the corresponding record date according to the terms and the provisions of the indenture. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If we redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method it deems fair and appropriate or is required by the depository for notes in global form.

In the event of any redemption of notes in part, we will not be required to:

•

register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes called for redemption on the redemption date, then on and after the redemption date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price plus accrued and unpaid interest, if any.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and the acceleration has not been rescinded or cured on or prior to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the operating partnership using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the applicable redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Independent Investment Banker” means Barclays Capital Inc. and its successors, Banc of America Securities LLC and its successors, or J.P. Morgan Securities LLC and its successors (whichever shall be appointed by the operating partnership in respect of the applicable redemption date) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the operating partnership.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average (as calculated by the operating partnership) of the remaining Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations from the four selected, (ii) if fewer than four but more than one such Reference Treasury Dealer Quotations are obtained, the average (as calculated by the operating partnership) of all such quotations, or (iii) if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities LLC (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any such firm (or, if applicable, any such affiliate) or any such successor, as the case may be, shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the operating partnership will substitute therefor another Primary Treasury Dealer, and one other Primary Treasury Dealer selected by the operating partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average (as calculated by the operating partnership) of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the operating partnership by such Reference Treasury Dealer at 5:00 p.m., New York time, on the third business day preceding such redemption date.

Certain Covenants

The indenture will contain the following covenants for the benefit of holders of the notes:

Aggregate Debt Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all outstanding Debt of the operating partnership and its Subsidiaries (determined on a consolidated basis in accordance with United States generally accepted accounting principles) is greater than 60% of the sum of the following (without duplication):

•	the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Debt Service Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with United States generally accepted accounting principles), and calculated on the following assumptions:

•

such Debt and any other Debt (including without limitation Acquired Debt) incurred by the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period;

•

the repayment or retirement of any other Debt of the operating partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and

•

in the case of any acquisition or disposition by the operating partnership or any of its Subsidiaries of any asset or group of assets with a fair market value in excess of $1.0 million since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period. For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Secured Debt Test. The operating partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) secured by any Lien on any property or assets of the operating partnership or any of its Subsidiaries, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with United States generally accepted accounting principles) of all outstanding Debt of the operating partnership and its Subsidiaries which is secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries is greater than 40% of the sum of (without duplication):

•	the Total Assets of the operating partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•

the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the operating partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

For purposes of the foregoing, Debt will be deemed to be incurred by the operating partnership or any of its Subsidiaries whenever the operating partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of Total Unencumbered Assets. The operating partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the operating partnership and its Subsidiaries determined on a consolidated basis in accordance with United States generally accepted accounting principles.

Existence. Except as permitted in “—Merger, Consolidation or Sale of Assets,” the operating partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the operating partnership nor the Company will be required to preserve any right or franchise if the board of directors of the Company (or any duly authorized committee of that board of directors) determines that the preservation of the right or franchise is no longer desirable in the conduct of the business of the operating partnership or the Company, as the case may be.

Maintenance of Properties. The operating partnership will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary of the operating partnership to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in the judgment of the operating partnership may be necessary in order for the operating partnership to at all times properly and advantageously conduct its business carried on in connection with such properties.

Insurance. The operating partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations insurance policies carried with responsible companies in such amounts and covering all such risks as is customary in the industry in which the operating partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of Taxes and Other Claims. Each of the Company and the operating partnership will pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all taxes, assessments and governmental charges levied or imposed on it or any of its Subsidiaries or on its or any such Subsidiary’s income, profits or property; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its property or the property of any of its Subsidiaries.

However, neither the Company nor the operating partnership will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The operating partnership and the Company will:

•

file with the trustee, within 15 days after the operating partnership or the Company is required to file them with the SEC, copies of the annual reports and information, documents and other reports which the operating partnership or the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, the Exchange Act; or, if the operating partnership or the Company is not required to file information, documents or reports pursuant to those Sections, then the operating partnership and the Company will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which Section 13 of the Exchange Act may require with respect to a security listed and registered on a national securities exchange;

•

file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, any additional information, documents and reports with respect to compliance by the operating partnership and the Company with the conditions and covenants of the indenture as such rules and regulations may require from time to time; and

•

transmit to the holders of the notes, within 30 days after filing with the trustee, in the manner and to the extent provided in the Trust Indenture Act of 1939, as amended, such summaries of any information, documents and reports required to be filed by the operating partnership or the Company pursuant to the bullet points above as the rules and regulations prescribed from time to time by the SEC may require.

Merger, Consolidation or Sale of Assets

We and the Company may consolidate with, or sell, lease or convey all or substantially all of our or their, as the case may be, respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

•

we or the Company, as the case may be, shall be the continuing entity, or the successor entity (if other than us or the Company, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and premium, if any, and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the notes or the guarantee endorsed on the notes, as the case may be;

•

immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

Upon any such merger, consolidation or conveyance, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, us or the Company, as the case may be, under the indenture.

Events of Default

The indenture provides that the following events are “Events of Default” under the notes:

•	default in the payment of any interest on the notes when such interest becomes due and payable that continues for a period of 30 days;

•	default in the payment of any principal of or premium, if any, on the notes, or any redemption price due with respect to the notes, when due and payable;

•	failure by us or the Company to comply with our or their respective obligations described under “Merger, Consolidation or Sale of Assets”;

•

default in the performance, or breach, of any of our or the Company’s other covenants or warranties in the indenture and continuance of such default or breach for a period of 60 days after written notice as provided in the indenture;

•

default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or us or by any Subsidiary of us or the Company, the repayment of which the Company or we have guaranteed or for which the Company or we are directly responsible or liable as obligor or guarantor, having an aggregate principal amount outstanding of at least $35 million, whether such indebtedness exists as of the date of the indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within the period specified in such instrument;

•

a final judgment for the payment of $35 million or more (excluding any amounts covered by insurance) is rendered against us, the Company or any of our or the Company’s respective Subsidiaries, which judgment is not discharged or stayed within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or

•

certain events of bankruptcy, insolvency or reorganization involving, or court appointment of a receiver, liquidator or trustee for, us, the Company or any Significant Subsidiary of ours or the Company.

If an Event of Default occurs and is continuing (other than an Event of Default specified in the last bullet above, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of, and accrued and unpaid interest on, all of the notes to be due and payable immediately by written notice thereof to us and the Company (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the notes outstanding may rescind and annul the declaration and its consequences if:

•

we or the Company shall have deposited with the trustee all required payments of the principal of and premium, if any, and interest on the notes, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all Events of Default, other than the non-payment of accelerated principal of or interest on the notes, have been cured or waived as provided in the indenture.

The indenture also will provide that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes within 90 days of a default under the indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or premium, if any or interest on the notes) if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture will provide that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity and no direction inconsistent with that request has been given to the trustee by holders of a majority in aggregate principal amount of the outstanding notes. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of or premium if any, or interest on the notes on or after the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or which may involve the trustee in personal liability or be unduly prejudicial to the holders of the notes not joining therein.

Within 120 days after the close of each fiscal year, we and the Company must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification, Waiver and Meetings

Modifications and amendments of the indenture will be permitted to be made pursuant to a supplemental indenture entered into by us, the Company and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•

change the stated maturity of the principal of or premium, if any, or any installment of interest on the notes or reduce the principal amount of or premium, if any, or the rate or amount of interest on the notes;

•

change the place of payment, or the coin or currency, for payment of principal of or premium, if any, or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•

reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders of the notes the terms and conditions of the obligations of the Company in respect of the payment of principal, premium, if any, and interest; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain defaults or Events of Default, except to increase the percentage required to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by supplemental indenture executed by us, the Company and the trustee without the consent of any holder of the notes for, among other things, any of the following purposes:

•	to evidence a successor to us as obligor or the Company as guarantor under the indenture;

•	to add to the covenants of us or the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon us or the Company in the indenture;

•	to add Events of Default for the benefit of the holders of the notes;

•	to amend or supplement any provisions of the indenture, provided that no amendment or supplement shall adversely affect the interests of the holders of any notes in any respect;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that this action shall not adversely affect the interests of holders of the notes in any respect;

•	to comply with the Trust Indenture Act of 1939;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate satisfaction and discharge, legal defeasance or covenant defeasance of the notes as described below in “—Discharge, Defeasance and Covenant Defeasance”; provided that the action shall not adversely affect the interests of the holders of the notes in any respect;

•	to conform the provisions of the indenture, the notes or the guarantee to this “Description of Notes”; or

•	to add guarantors for the benefit of the notes.

In determining whether the holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of notes, the indenture will provide that notes owned by us, the Company or any other obligor upon the notes or any affiliate of us, the Company, or of the other obligor shall be disregarded.

The indenture will contain provisions for convening meetings of the holders of notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, the Company or the holders of at least 25% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes. Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a request, demand, authorization, direction, notice, consent, waiver or other action which may be given by the holders of not less than a specified percentage, which is less than a majority, in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum with respect to that matter.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be taken by holders of a specified percentage in principal amount of all outstanding notes affected thereby, there shall be no minimum quorum requirement for that meeting and the principal amount of outstanding notes that vote in favor of that request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

The indenture shall cease to be of further effect and the Company shall be released from its guarantee of the notes (subject to the survival of specified provisions) when:

(1)	either (A) all outstanding notes have been delivered to the trustee for cancellation (subject to specified exceptions) or (B) all outstanding notes have become due and payable or will become due and payable at their maturity date within one year or are to be called for redemption on a redemption date within one year and the operating partnership has deposited with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on the notes in respect of principal, premium, if any, and interest, to the date of such deposit (if the notes have become due and payable) or to the maturity date or redemption date, as the case may be;

(2)	the operating partnership has paid or caused to be paid all other sums payable under the indenture with respect to the notes; and

(3)	certain other conditions are met.

The indenture provides that the operating partnership may elect:

•	to be discharged from any and all obligations in respect of the notes (subject to the survival of specified provisions) (“legal defeasance”); or

•

to be released from compliance with the covenants described in “—Certain Covenants” (other than the covenant of the operating partnership and the Company to do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence (except as permitted in “—Merger, Consolidation or Sale of Assets”) and the provisions described in “—Certain Covenants—Provision of Financial Information”) (“covenant defeasance”).

To effect legal defeasance or covenant defeasance, the operating partnership will be required to make an irrevocable deposit with the trustee, in trust for such purpose, of money and/or Government Obligations (as defined below) that, through the scheduled payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal, premium, if any, and interest on the notes on the scheduled due dates or the applicable redemption date, as the case may be, in accordance with the terms of the indenture and the notes. Upon any legal defeasance (but not covenant defeasance) the Company will be released from its guarantee of the notes.

The trust described in the preceding paragraph may only be established if, among other things:

•

the operating partnership has delivered to the trustee a legal opinion of outside counsel reasonably acceptable to the trustee to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such legal opinion, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S federal income tax law occurring after the date of the indenture;

•

if the cash and Government Obligations deposited are sufficient to pay the principal of, and premium, if any, and interest on the notes, provided such notes are redeemed on a particular redemption date, the operating partnership shall have given the trustee irrevocable instructions to redeem the notes on the date and to provide notice of the redemption to the holders of the notes;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the operating partnership or the Company is a party or by which either of them is bound; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the notes shall have occurred and shall be continuing on the date of, or, solely in the case of events of default due to certain events of bankruptcy, insolvency, or reorganization, during the period ending on the 91st day after the date of, such deposit into trust.

In the event we effect covenant defeasance with respect to the notes, then any failure by us or the Company to comply with any covenant as to which there has been covenant defeasance will not constitute an Event of Default. However, if the notes are declared due and payable because of the occurrence of any other Event of Default, the amount of monies and/or Government Obligations deposited with the trustee to effect such covenant defeasance may not be sufficient to pay amounts due on the notes at the time of any acceleration resulting from such Event of Default. However, we and the Company would remain liable to make payment of such amounts due at the time of acceleration.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar and paying agent for the notes.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Payments on the Notes; Paying Agent and Registrar; Transfer

We will pay principal of and premium, if any, on certificated notes, if issued, at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in Los Angeles, California as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we or the Company may act as paying agent or registrar. Interest on certificated notes, if issued, will be payable (1) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (2) to holders having an aggregate principal amount of more than $5.0 million, either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

We will pay principal of and premium, if any, and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. All payments will be made in United States dollars.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, including opinions of counsel. No service charge will be imposed by us, the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of the note for all purposes.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder or partner of us or the Company, as such, will have any liability for any obligations of us or the Company under the notes, the indenture or any guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture, the notes and the guarantee endorsed on the notes will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership; or

•	assumed by the operating partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into the operating partnership or any of its Subsidiaries or becomes a Subsidiary of the operating partnership or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the operating partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with United States generally accepted accounting principles, including, without duplication:

•	all amortization of debt discount and premium;

•	all accrued interest;

•	all capitalized interest; and

•	the interest component of capitalized lease obligations.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the operating partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount, premium and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items; and

•	amortization of deferred charges,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the operating partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•

the portion of net income (but not losses) of the operating partnership and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the operating partnership or one of its Subsidiaries, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•

indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the board of directors of such person or, in the case of the operating partnership or a Subsidiary of the operating partnership, by the Company’s board of directors or a duly authorized committee thereof) of the property subject to such Lien;

•

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•

any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with United States generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of the types referred to above of another person (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof).

“Government Obligations” means securities which are:

•	direct obligations of the United States of America, for the payment of which its full faith and credit is pledged; or

•

obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in either of the above cases, are not callable or redeemable at the option of the issuer thereof and also includes a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as provided by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Lien” means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement, or other encumbrance of any kind.

“Significant Subsidiary” means, with respect to the operating partnership or the Company, any Subsidiary which is a “significant subsidiary” (as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, the Securities Act) of the operating partnership or the Company, as the case may be.

“Subsidiary” means, with respect to the operating partnership or the Company, any person (as defined in the indenture but excluding an individual), a majority of the outstanding voting stock, partnership interests, membership interests or other equity interest, as the case may be, of which is owned or controlled, directly or indirectly, by the operating partnership or the Company, as the case may be, or by one or more other Subsidiaries of the operating partnership or the Company, as the case may be. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication:

•	those Undepreciated Real Estate Assets which are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and intangibles) of the operating partnership and its Subsidiaries not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with United States generally accepted accounting principles; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of Total Unencumbered Assets,” all investments in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of real estate assets of the operating partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with United States generally accepted accounting principles.

“Unsecured Debt” means Debt of the operating partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the operating partnership or any of its Subsidiaries.

Book-entry System

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons, or the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the Company or the underwriters are responsible for those operations or procedures.

DTC has advised us that it is

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the direct, or, if applicable, indirect DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the notes represented by a global note will be made by the trustee to DTC or DTC’s nominee as the registered holder of the global note. Neither we, the Company nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	an Event of Default has occurred and is continuing under the indenture with respect to the notes; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes, subject to DTC’s procedures.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The information regarding certain of the United States federal income tax consequences relating to an investment in the notes is included in Exhibit 99.1 to our Form 8-K filed with the SEC on October 27, 2010, which is incorporated in the accompanying prospectus by reference.

UNDERWRITING

Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among the Company, the operating partnership and the representatives of the underwriters, the operating partnership has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the operating partnership, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Barclays Capital Inc	$82,356,000
Banc of America Securities LLC	82,322,000
J.P. Morgan Securities LLC	82,322,000
Mitsubishi UFJ Securities (USA), Inc.	13,000,000
PNC Capital Markets LLC	13,000,000
RBC Capital Markets Corporation	13,000,000
Scotia Capital (USA) Inc.	13,000,000
U.S. Bancorp Investments, Inc.	13,000,000
Wells Fargo Securities, LLC	13,000,000

Total	$325,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The operating partnership and the Company have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement and may offer notes to dealers at that price less a concession not in excess of 0.35% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.25% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount to be paid to the underwriters by us.

	Per Note	Total
Underwriting discount	0.600%	$1,950,000

The expenses of the offering, not including the underwriting discount, are estimated at $700,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure you that an active public market for the notes will develop or as to the liquidity of our trading market that may develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Conflicts of Interest; Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking or other commercial transactions with us or our affiliates. They have received, and may in the future receive, customary fees and commissions for these transactions. In particular, Banc of America Securities LLC and J.P. Morgan Securities LLC are joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent, Bank of America, N.A., an affiliate of Banc of America Securities LLC, is the syndication agent, Barclays Bank PLC, an affiliate of Barclays Capital Inc., is a documentation agent, and affiliates of Barclays Capital Inc., Banc of America Securities LLC and J.P. Morgan Securities LLC are lenders under the operating partnership’s unsecured revolving credit facility, and affiliates of other underwriters may also be lenders under such credit facility. To the extent that any portion of the net proceeds from this offering is applied to repay borrowings under the operating partnership’s unsecured revolving credit facility, the respective affiliates of those underwriters will receive a portion of the net proceeds so applied through the repayment of those borrowings. See “Use of Proceeds.” If greater than five percent of the net proceeds from this offering are used to repay indebtedness owed to at least one of the affiliates of the underwriters, this offering will be conducted in accordance with NASD Rule 2720. In such event, any of the underwriters whose affiliates receive greater than five percent of the net proceeds of this offering will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the prospectus directive, as defined below (each, a “relevant member state”), with effect from and including the date on which the prospectus directive is implemented in that relevant member state (the “relevant implementation date”) the notes which are the subject of the offering contemplated in this prospectus supplement may not be offered to the public in that relevant member state other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons per member state, other than qualified investors as defined in the prospectus directive, subject to obtaining the prior consent of the representatives; or

(d)	in any other circumstances falling within Article 3(2) of the prospectus directive,

provided that no such offer of notes shall require the operating partnership, the Company or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus directive or supplement a prospectus pursuant to Article 16 of the prospectus directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the prospectus directive in that member state and the expression “prospectus directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

Notice to Prospective Investors in the United Kingdom

The notes may only be offered (a) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom and (b) where each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes in circumstances in which Section 21(1) of the FSMA does not apply to the operating partnership or the Company. Without limitation to the other restrictions referred to herein, this prospectus supplement is directed only at (1) persons outside the United Kingdom, (2) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005; (3) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or (4) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated. Without limitation to the other restrictions referred to herein, any investment or investment activity to which this prospectus supplement relate is available only to, and will be engaged in only with, such persons, and persons within the United Kingdom who receive this communication (other than persons who fall within (1) to (4) above) should not rely or act upon this communication.

We expect that delivery of the notes will be made to investors on or about the closing date set forth on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days (such settlement being referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next succeeding business day should consult their advisors.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

As described in the accompanying prospectus under the caption “Incorporation of Certain Documents by Reference,” we have incorporated by reference in the accompanying prospectus specified documents that Kilroy Realty, L.P. and Kilroy Realty Corporation have filed or may file with the SEC under the Securities Exchange Act of 1934, as amended. However, no document or information (or related exhibit) that Kilroy Realty, L.P. or Kilroy Realty Corporation have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Maryland law, including the validity of the issuance of the notes offered by this prospectus supplement and the accompanying prospectus, will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Sidley Austin LLP, San Francisco, California, will act as counsel for the underwriters.

EXPERTS

The financial statements, and the related financial statement schedules, as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 of Kilroy Realty, L.P., incorporated in the accompanying prospectus by reference to Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated therein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to the adoption of new accounting provisions). Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses for the year ended December 31, 2009 of 303 Second Street located in San Francisco, California, incorporated in the accompanying prospectus by reference to Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010 and Kilroy Realty Corporation’s Current Report on Form 8-K/A filed with the SEC on June 11, 2010 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated therein by reference (which report expresses an unqualified opinion on the statement of revenues and certain expenses and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedules, incorporated in the accompanying prospectus by reference to Kilroy Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated in the accompanying prospectus by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the adoption of new accounting provisions and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Kilroy Realty Corporation

Common Stock, Preferred Stock, Depositary Shares, Warrants and Guarantees

Kilroy Realty, L.P.

Debt Securities

We may offer from time to time in one or more series or classes (i) debt securities of Kilroy Realty, L.P. which may be fully and unconditionally guaranteed by Kilroy Realty Corporation, (ii) shares of Kilroy Realty Corporation’s common stock, par value $.01 per share, (iii) shares or fractional shares of Kilroy Realty Corporation’s preferred stock, par value $.01 per share, (iv) shares of Kilroy Realty Corporation’s preferred stock represented by depositary shares and (v) warrants to purchase preferred stock or common stock, referred to collectively in this prospectus as the offered securities, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

The specific terms of the offered securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include, where applicable (i) in the case of debt securities and, as applicable, related guarantees, the specific terms of such debt securities and related guarantees, (ii) in the case of common stock, the specific title and any initial public offering price; (iii) in the case of preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price; (iv) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve Kilroy Realty Corporation’s status as a real estate investment trust, or REIT, for federal income tax purposes.

The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

The offered securities may be offered directly, through agents we may designate from time to time or by, to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the offered securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in, or will be calculable from the information set forth in, the applicable prospectus supplement. See “Plan of Distribution.” No offered securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such series of offered securities.

Kilroy Realty Corporation’s common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “KRC.” On September 14, 2010, the last reported sales price of Kilroy Realty Corporation’s common stock on the NYSE was $33.36 per share.

Before you invest in the offered securities, you should consider the risks discussed in “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2010.

Kilroy Realty, L.P., or the operating partnership, is a Delaware limited partnership. Kilroy Realty Corporation, or the Company or guarantor, is the sole general partner of the operating partnership. Unless otherwise expressly stated or the context otherwise requires, in this prospectus, “we,” “us” and “our” refer collectively to the Company, the operating partnership and the Company’s other subsidiaries, references to “Company common stock” or similar references refer to the common stock, par value $0.01 per share, of the Company and references to “common units” or similar references refer to the common units of the operating partnership.

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement and in any document incorporated by reference. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement are not an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate and this prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the date of the prospectus or the date of the accompanying prospectus supplement even though this prospectus and any accompanying prospectus supplement are delivered or securities are sold pursuant to the prospectus and the accompanying prospectus supplement at a later date. Since the date of this prospectus and the date of any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed.

i

RISK FACTORS

Investment in the offered securities involves risks. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our Company set forth below and under the captions “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Kilroy Realty Corporation’s most recent annual report on Form 10-K, under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Kilroy Realty Corporation’s quarterly reports on Form 10-Q, under the caption “Item 1A. Risk Factors” in Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010 and as described in other filings of Kilroy Realty Corporation and Kilroy Realty, L.P. with the SEC. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein, contain certain “forward-looking statements” within the meaning of federal securities law.

Additionally, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance, results of operations, pending and potential or proposed acquisitions contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	global market and general economic conditions;

•	defaults on or non-renewal of leases by tenants, particularly any of our largest office tenants and our largest industrial tenants;

•	adverse economic or real estate developments in California, and particularly the Southern California region;

•	our ability to re-lease property at or above current market rates;

•	increased interest rates and operating costs;

•	significant competition, which may decrease the occupancy and rental rates of properties;

•	potential losses that may not be covered by insurance;

•	our ability to successfully complete acquisitions and operate acquired properties;

•	our ability to successfully complete development and redevelopment properties on schedule and within budgeted amounts;

•	fluctuations in availability and cost of construction materials and labor resulting from the effects of recent natural disasters and increased worldwide demand;

•	the Company’s ability to maintain its status as a REIT;

•	future terrorist activity in the United States or war;

•	adverse changes to, or implementations of, income tax laws, governmental regulations or legislation;

•	decreases in the population in geographic areas where our properties are located;

•	elevated utility costs and power outages in California; and

•	costs to comply with governmental regulations.

You are cautioned not to unduly rely on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. These risks and uncertainties are discussed in more detail under the caption “Risk Factors” in this prospectus, under the caption “Item 1A. Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2009 and under the caption “Item 1A. Risk Factors” in Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010.

CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Kilroy Realty Corporation’s (i) consolidated ratio of earnings to fixed charges and (ii) consolidated ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated was as follows:

	For 6 Months Ended		For Fiscal Year Ended December 31,
	June 30, 2010		2009		2008		2007		2006		2005
Consolidated ratio of earnings to fixed charges	1.14	x	1.39	x	1.37	x	1.34	x	1.55	x	0.86	x
Deficiency (in thousands)	—		—		—		—		—		$7,508
Consolidated ratio of earnings to combined fixed charges and preferred dividends	1.00	x	1.21	x	1.20	x	1.17	x	1.34	x	0.73	x
Deficiency (in thousands)	—		—		—		—		—		$17,116

Kilroy Realty, L.P.’s consolidated ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For 6 Months Ended		For Fiscal Year Ended December 31,
	June 30, 2010		2009		2008		2007		2006		2005
Consolidated ratio of earnings to fixed charges	1.25	x	1.53	x	1.49	x	1.46	x	1.70	x	0.96	x
Deficiency (in thousands)	—		—		—		—		—		$1,920

We have computed the consolidated ratio of earnings to fixed charges for Kilroy Realty Corporation and Kilroy Realty, L.P. by dividing earnings by fixed charges. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest and reduced by capitalized interest and loan costs. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs and an estimate of the interest within rental expense. For the year ended December 31, 2005, our earnings were inadequate to cover fixed charges.

We have computed the consolidated ratio of earnings to combined fixed charges and preferred dividends for Kilroy Realty Corporation by dividing earnings by combined fixed charges and preferred dividends. Earnings consist of income from continuing operations before the effect of noncontrolling interest plus fixed charges and amortization of capitalized interest, reduced by capitalized interest and loan costs and distributions on Series A cumulative redeemable preferred units. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of loan costs, an estimate of the interest within rental expense, and distributions on Series A cumulative redeemable preferred units. For the year ended December 31, 2005, our earnings were inadequate to cover fixed charges.

THE COMPANY

We own, operate, develop and acquire primarily Class A suburban office and industrial real estate in key submarkets in California, particularly Southern California, which we believe have strategic advantages and strong barriers to entry. Class A real estate encompasses attractive and efficient buildings of high quality that are attractive to tenants, are well-designed and constructed with above-average material, workmanship and finishes and are well-maintained and managed.

As of June 30, 2010, our stabilized portfolio of operating properties was comprised of 100 office buildings and 41 industrial buildings, which encompassed an aggregate of approximately 10.1 million and 3.7 million rentable square feet, respectively. As of June 30, 2010, the office properties were approximately 85.7% leased to 354 tenants and the industrial properties were approximately 83.3% leased to 56 tenants. All of our properties are located in California and the majority are located in Southern California. Our stabilized portfolio excludes undeveloped land, development and redevelopment properties under construction, “lease-up” properties and one industrial property that we are in the process of reentitling for residential use. We define “lease-up” properties as properties we have recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities. During the six months ended June 30, 2010, we acquired five new operating properties, which encompass approximately 1.4 million rentable square feet.

Kilroy Realty Corporation is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, which owns its interests in all of its properties through Kilroy Realty, L.P. and Kilroy Realty Finance Partnership, L.P., or the finance partnership, both of which are Delaware limited partnerships. We conduct substantially all of our activities through the operating partnership in which, as of June 30, 2010, the Company owned an approximate 96.7% general partnership interest. The remaining 3.3% common limited partnership interest in the operating partnership as of June 30, 2010 were owned by certain of our executive officers and directors, certain of their affiliates and other outside investors. Kilroy Realty Finance, Inc., one of the Company’s wholly-owned subsidiaries, is the sole general partner of the finance partnership and owns a 1.0% general partnership interest. The operating partnership owns the remaining 99.0% limited partnership interest in the finance partnership. We conduct substantially all of our development activities through Kilroy Services, LLC (“KSLLC”), which is a wholly-owned subsidiary of the operating partnership.

The Company’s common stock is listed on the NYSE under the symbol “KRC,” the Company’s 7.80% Series E Cumulative Redeemable Preferred Stock under the symbol “KRC-PE” and the Company’s 7.50% Series F Cumulative Redeemable Preferred Stock under the symbol “KRC-PF.” Our principal executive offices are located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Our telephone number is (310) 481-8400.

USE OF PROCEEDS

The Company, as general partner of the operating partnership, is required under the terms and conditions of the partnership agreement (as defined below) to invest the net proceeds of any sale of common stock, preferred stock, depositary shares or warrants pursuant to this prospectus in the operating partnership. Unless otherwise indicated in the applicable prospectus supplement, the operating partnership intends to use such net proceeds and any net proceeds from any sale of debt securities pursuant to this prospectus for general corporate purposes, including, without limitation, the acquisition and development of properties and the repayment of debt. Net proceeds from the sale of the offered securities initially may be temporarily invested in short-term securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct unsecured general obligations of the operating partnership and may be fully and unconditionally guaranteed by the Company. The debt securities may be senior debt securities, which will rank equally with any of our other unsubordinated and unsecured debt, or the debt securities may be subordinated debt securities, which will rank equally with any of our subordinated and unsecured debt. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of debt securities and, as applicable, the related guarantees, being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of the indenture, which will govern the rights of the holders of our debt securities, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of the Company’s capital stock in this section. For more detail you should refer to our charter, which we have previously filed with the SEC.

Common Stock

General. The Company’s charter authorizes us to issue 150,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2010, we had 52,296,219 shares of common stock issued and outstanding. The 52,296,219 outstanding shares excludes the 1,723,131 shares of common stock, as of June 30, 2010, that we may issue in exchange for presently outstanding common units that may be tendered for redemption to the operating partnership.

Shares of our common stock:

•	are entitled to one vote per share on all matters presented to stockholders generally for a vote, including the election of directors, with no right to cumulative voting;

•	do not have any conversion rights;

•	do not have any exchange rights;

•	do not have any sinking fund rights;

•	do not have any redemption rights;

•	do not generally have any appraisal rights;

•	do not have any preemptive rights to subscribe for any of our securities; and

•	are subject to restrictions on ownership and transfer.

We may pay distributions on shares of the Company’s common stock, subject to the preferential rights of the Company’s Series E Preferred Stock and Series F Preferred Stock, and, when issued, the Company’s Series A Preferred Stock, and any other series or class of capital stock that we may issue in the future with rights to dividends and other distributions senior to the Company’s common stock. However, we may only pay distributions when the board of directors authorizes a distribution out of legally available funds. We make, and intend to continue to make, quarterly distributions on outstanding shares of the Company’s common stock.

The board of directors may:

•	reclassify any unissued shares of the Company’s common stock into other classes or series of capital stock;

•	establish the number of shares in each of these classes or series of capital stock;

•	establish any preference rights, conversion rights and other rights, including voting powers, of each of these classes or series of capital stock;

•	establish restrictions, such as limitations and restrictions on ownership, dividends or other distributions of each of these classes or series of capital stock; and

•	establish qualifications and terms or conditions of redemption for each of these classes or series of capital stock.

Certain Provisions of the Maryland General Corporation Law.

Under the Maryland General Corporation Law, or the MGCL, the Company’s stockholders are generally not liable for our debts or obligations. If we liquidate, we will first pay all debts and other liabilities, including debts and liabilities arising out of the Company’s status as general partner of the operating partnership, and any preferential distributions on any outstanding shares of preferred stock. Each holder of the Company’s common stock then will share ratably in our remaining assets. All shares of the Company’s common stock have equal distribution, liquidation and voting rights, and have no preference or exchange rights, subject to the ownership limits in the Company’s charter or as permitted by the board of directors pursuant to executed waiver agreements.

Under the MGCL, we generally require approval by the Company’s stockholders by the affirmative vote of at least two-thirds of the votes entitled to vote before we can:

•	dissolve;

•	amend the Company’s charter;

•	merge;

•	sell all or substantially all of our assets;

•	engage in a share exchange; or

•	engage in similar transactions outside the ordinary course of business.

Because the term “substantially all of a company’s assets” is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Although the MGCL allows the Company’s charter to establish a lesser percentage of affirmative votes by the Company’s stockholders for approval of those actions, the Company’s charter does not include such a provision.

Preferred Stock

The Company’s charter authorizes us to issue 30,000,000 shares of preferred stock, par value $0.01 per share. Of the 30,000,000 authorized shares of preferred stock, we have classified and designated 1,500,000 shares as Series A Preferred Stock, 1,610,000 shares as Series E Preferred Stock and 3,450,000 shares as Series F Preferred Stock. As of the date of this prospectus, 1,610,000 shares of the Company’s Series E Preferred Stock are issued and outstanding and 3,450,000 shares of the Company’s Series F Preferred Stock are issued and outstanding.

We may classify, designate and issue additional shares of currently authorized shares of preferred stock, in one or more classes, as authorized by the board of directors without the prior consent of the Company’s stockholders. The board of directors may afford the holders of preferred stock preferences, powers and rights—voting or otherwise—senior to the rights of holders of shares of the Company’s common stock. The board of directors can authorize the issuance of currently authorized shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of the Company’s common stock or otherwise be in their best interest. All shares of preferred stock which are issued and are or become outstanding are or will be fully paid and nonassessable. Before we may issue any shares of preferred stock of any class, the MGCL and the Company’s charter require the board of directors to determine the following:

•	the designation;

•	the terms;

•	preferences;

•	conversion and other rights;

•	voting powers;

•	restrictions;

•	limitations as to distributions;

•	qualifications; and

•	terms or conditions of redemption.

7.45% Series A Cumulative Redeemable Preferred Stock, 7.80% Series E Cumulative Redeemable Preferred Stock and 7.50% Series F Cumulative Redeemable Preferred Stock

General

Of the Company’s 30,000,000 authorized preferred shares, 1,500,000 shares have been classified and designated as Series A Preferred Stock, 1,610,000 shares have been classified and designated as Series E Preferred Stock and 3,450,000 shares have been classified and designated as Series F Preferred Stock. Shares of Series A Preferred Stock are issuable on a one-for-one basis only upon redemption or exchange of the Series A Preferred Units of the operating partnership. All of the designated shares of Series E Preferred Stock and Series F Preferred Stock are issued and outstanding.

Dividends

Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is entitled to receive dividends that are:

•

cumulative preferential dividends, in cash, from the date of issue payable in arrears on the 15th of February, May, August and November of each year, including in the case of Series A Preferred Stock, any accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock;

•

on parity with any payments made to each other and with all other preferred stock designated as ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

•

in preference to any payment made on the Company’s common stock or any other classes or series of capital stock or the Company’s other equity securities ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

•

at a rate of 7.45% per annum for shares of Series A Preferred Stock, at a rate of 7.80% per annum for shares of Series E Preferred Stock and at a rate of 7.50% per annum for shares of Series F Preferred Stock.

Ranking

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will, with respect to dividends and rights upon voluntary or involuntary liquidation, dissolution or winding-up of our affairs, rank:

•	senior to the Company’s common stock and all other preferred stock designated as ranking junior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

•	on parity with each other and with all other preferred stock designated as ranking on a parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; and

•	junior to all other preferred stock designated as ranking senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Redemption

At our option, we may redeem, in whole or in part, from time to time, upon not less than 30 or more than 60 days written notice:

•

shares of Series A Preferred Stock at a redemption price payable in cash equal to $50.00 per share, and shares of Series E Preferred Stock and Series F Preferred Stock at a redemption price payable in cash equal to $25.00 per share, plus any accumulated but unpaid dividends whether or not declared up to and including the date of redemption;

•	by paying the redemption price of the Series E Preferred Stock and/or Series F Preferred Stock; and

•

by paying the redemption price of the Series A Preferred Stock, excluding the portion consisting of accumulated but unpaid dividends, solely out of proceeds from issuance of the Company’s capital stock.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have no maturity date, and we are not required to redeem the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock at any time. Accordingly, the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption rights. None of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is subject to any sinking fund.

Limited Voting Rights

If we do not pay dividends on any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock for six or more quarterly periods, including any periods during which we do not make distributions in respect of Series A Preferred Units prior to their exchange into shares of Series A Preferred Stock, whether or not consecutive, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have the right to vote as a single class with all other shares of capital stock ranking on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock which have similar vested voting rights for the election of two additional directors to the board of directors. The directors will be elected by a plurality of the votes cast in the election for a one-year term and each such director will serve until his successor is duly elected and qualified or until the director’s right to hold the office terminates, whichever occurs earlier, subject to the director’s earlier death, disqualification, resignation or removal. The election will take place at:

•

special meetings called at the request of the holders of at least 10% of the outstanding shares of Series A Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock, or the holders of shares of any other class or series of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to which dividends are also accumulated and unpaid, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting less than 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

•

each subsequent annual meeting (or special meeting in its place) until all dividends accumulated on the Series A Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and any such other class or series of stock on parity with the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock for all past dividend periods and the dividend for the then current dividend period, including accumulated but unpaid distributions in respect of Series A Preferred Units at the time they are exchanged for shares of Series A Preferred Stock have been fully paid or declared and a sum sufficient for the payment of the dividends is irrevocably set aside in trust for payment in full.

When all of the dividends have been paid in full, the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will be divested of their voting rights and the term of any member of the board of directors elected by the holders of Series A Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and holders of any other shares of stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock will terminate.

In addition, so long as any shares of Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, without the consent of at least two-thirds of the holders of the series of preferred stock then outstanding, as applicable, we may not:

•

authorize or create, or increase the authorized or issued amount of, any shares of capital stock ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding-up of our affairs;

•	reclassify any of the Company’s authorized shares of capital stock into any shares ranking senior to the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock;

•

designate or create, or increase the authorized or issued amount of, or reclassify any of the Company’s authorized shares of capital stock into any stock on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such shares, but only to the extent the shares on parity with the Series A Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock are issued to one of our affiliates; or

•	either

•	consolidate, merge into or with, or convey, transfer or lease our assets substantially as an entirety, to any corporation or other entity; or

•	amend, alter or repeal the provisions of the Company’s charter or bylaws, whether by merger, consolidation or otherwise,

in each case that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock or the holders of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

For purposes of the previous paragraph, the following events will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock or any of their holders:

•	any merger, consolidation or transfer of all or substantially all of our assets, so long as either:

•	we are the surviving entity and the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, remain outstanding on the same terms; or

•

the resulting, surviving or transferee entity is a corporation, business trust or other like entity organized under the laws of any state and substitutes for the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, other preferred stock having substantially the same terms and same rights as the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, including with respect to dividends, voting rights and rights upon liquidation, dissolution or winding-up; and

•

any increase in the amount of authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in an amount of authorized shares of each class or series, in each case ranking either junior to or on parity with the Series A Preferred Stock, Series E Preferred Stock or Series F Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding-up to the extent such preferred stock is not issued to one of our affiliates.

In addition, we may increase the authorized or issued amount of the Series F Preferred Stock, whether by amendment or supplement of the Company’s charter or otherwise, without any vote of the holders of the Series F Preferred Stock, if all such additional shares:

•	remain unissued; and/or

•	are issued to an underwriter in a public offering registered with the SEC.

Each share of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have one vote per $50.00 of stated liquidation preference. The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, as applicable.

The Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock will have no voting rights other than as discussed above.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, each share of Series A Preferred Stock is entitled to a liquidation preference of $50.00 per share and each share of Series E Preferred Stock and Series F Preferred Stock is entitled to a liquidation preference of $25.00 per share, plus any accumulated but unpaid dividends, in preference to any of the Company’s common stock or any other class or series of the Company’s capital stock, other than those equity securities expressly designated as ranking on a parity with or senior to the Series A Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

Restrictions on Ownership and Transfer of the Company’s Capital Stock

Internal Revenue Code Requirements

To maintain the Company’s tax status as a REIT, five or fewer “individuals,” as that term is defined in the Code, which includes certain entities, may not own, actually or constructively, more than 50% in value of the

Company’s issued and outstanding capital stock at any time during the last half of a taxable year. Constructive ownership provisions in the Code determine if any individual or entity constructively owns the Company’s capital stock for purposes of this requirement. In addition, 100 or more persons must beneficially own the Company’s capital stock during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Also, rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying income for purposes of the gross income tests of the Code. To help ensure we meet these tests, the Company’s charter restricts the acquisition and ownership of shares of the Company’s capital stock.

Transfer Restrictions in the Company’s Charter

Subject to exceptions specified therein, the Company’s charter provides that no holder may own, either actually or constructively under the applicable constructive ownership provisions of the Code:

•	more than 7.0%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A Preferred Stock, which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 7.0% by value of the Company’s outstanding shares of capital stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series E Preferred Stock or Series F Preferred Stock.

In addition, because rent from tenants in which we actually or constructively own a 10% or greater interest is not qualifying rent for purposes of the gross income tests under the Code, the Company’s charter provides that no holder may own, either actually or constructively by virtue of the constructive ownership provisions of the Code, which differ from the constructive ownership provisions used for purposes of the preceding sentence:

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s common stock;

•

if and when issued, shares of the Company’s Series A Preferred Stock which, taking into account all other shares of the Company’s capital stock actually or constructively held, would cause a holder to own more than 9.8% by value of the Company’s outstanding shares of capital stock; or

•	more than 9.8%, by number of shares or value, whichever is more restrictive, of the outstanding shares of the Company’s Series E Preferred Stock or Series F Preferred Stock.

We refer to the limits described in this paragraph and the preceding paragraph, together, as the “ownership limits.”

The constructive ownership provisions set forth in the Code are complex, and may cause shares of the Company’s capital stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of shares of the Company’s capital stock in an amount that does not exceed the ownership limits, or the acquisition of an interest in an entity that actually or constructively owns the Company’s capital stock, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively shares in excess of the ownership limits and thus violate the ownership limits described above or otherwise permitted by the board of directors. In addition, if and when such shares are issued, a violation of the ownership limits relating to the Series A Preferred Stock could occur as a result of a fluctuation in the relative value of any outstanding series of the Company’s preferred stock and the Company’s common stock, even absent a transfer or other change in actual or constructive ownership.

The Company’s charter permits the board of directors to waive the ownership limits with respect to a particular stockholder if the board of directors:

•	determines that the ownership will not jeopardize the Company’s status as a REIT; and

•	otherwise decides that this action would be in our best interest.

As a condition of this waiver, the board of directors may require opinions of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the Company’s REIT status. The board of directors has waived the ownership limit applicable to the Company’s common stock for John B. Kilroy, Sr. and John B. Kilroy, Jr., members of their families and some of their affiliated entities, allowing them to own up to 19.6% of the Company’s common stock. However, the board of directors conditioned this waiver upon the receipt of undertakings and representations from Messrs. Kilroy which it believed were reasonably necessary in order to conclude that the waiver would not cause us to fail to qualify and maintain the Company’s status as a REIT. The board of directors has also waived the ownership limits with respect to the initial purchasers and certain of their affiliated entities in the offering of 3.250% Exchangeable Senior Notes Due 2012, and in the offering of 4.250% Exchangeable Senior Notes Due 2014, by our operating partnership, allowing each of such initial purchasers and certain of their affiliated entities to beneficially own up to 9.8%, in the aggregate, of the Company’s common stock in connection with hedging of certain capped call transactions relating to those notes.

In addition to the foregoing ownership limits, the Company’s charter provides that no holder may own, either actually or constructively under the applicable attribution rules of the Code, any shares of any class of the Company’s capital stock if, as a result of this ownership:

•

more than 50% in value of the Company’s outstanding capital stock would be owned, either actually or constructively under the applicable constructive ownership provisions of the Code, by five or fewer individuals, as defined in the Code;

•	the Company’s capital stock would be beneficially owned by less than 100 persons, determined without reference to any constructive ownership provisions; or

•	the Company would fail to qualify as a REIT.

Under the Company’s charter, any person who acquires or attempts or intends to acquire actual or constructive ownership of the Company’s shares of capital stock that will or may violate any of the foregoing restrictions on transferability and ownership must give us notice immediately and provide us with any other information that we may request in order to determine the effect of the transfer on the Company’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in the Company’s best interest to attempt to qualify, or to continue to qualify, as a REIT.

Effect of Violation of Ownership Limits and Transfer Restrictions

The Company’s charter provides that if any attempted transfer of the Company’s capital stock or any other event would result in any person violating the ownership limits described above, unless otherwise permitted by the board of directors, then the purported transfer will be void ab initio and of no force or effect with respect to the attempted transferee as to that number of shares in excess of the applicable ownership limit, and the transferee shall acquire no right or interest in the excess shares. The Company’s charter further provides that in the case of any event other than a purported transfer, the person or entity holding record title to any of the excess shares shall cease to own any right or interest in the excess shares.

The Company’s charter provides that any excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer.

The trustee must:

•	within 20 days of receiving notice from us of the transfer of shares to the trust,

•	sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by the board of directors, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or owner for the excess shares or the sales proceeds received by the trust for the excess shares;

•	in the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration, such as a gift,

•	sell the excess shares to a qualified person or entity, and

•

distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of the market price of the excess shares as of the date of the event or the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the excess shares; and

•

in either case above, distribute any proceeds in excess of the amount distributable to the prohibited transferee or owner, as applicable, to the charitable organization selected by us as beneficiary of the trust.

The trustee shall be designated by us and be unaffiliated with us and any prohibited transferee or owner. Prior to a sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

The Company’s charter provides that, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the Company’s shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then the Company’s charter provides that the transfer of the excess shares will be void ab initio.

If shares of capital stock are transferred to any person in a manner which would cause us to be beneficially owned by fewer than 100 persons, the Company’s charter provides that the transfer shall be null and void in its entirety, and the intended transferee will acquire no rights to the stock.

If the board of directors shall at any time determine in good faith that a person intends to acquire or own, has attempted to acquire or own, or may acquire or own the Company’s capital stock in violation of the limits described above, the Company’s charter provides that the board of directors shall take actions to refuse to give effect to or to prevent the ownership or acquisition, including, but not limited to:

•	authorizing us to repurchase stock;

•	refusing to give effect to the ownership or acquisition on our books; or

•	instituting proceedings to enjoin the ownership or acquisition.

All certificates representing shares of the Company’s capital stock bear a legend referring to the restrictions described above.

All persons who own at least a specified percentage of the outstanding shares of the Company’s stock must file with us a completed questionnaire annually containing information about their ownership of the shares, as set forth in the applicable Treasury regulations. Under current Treasury regulations, the percentage is between 0.5% and 5.0%, depending on the number of record holders of the Company’s shares. In addition, each stockholder may be required to disclose to us in writing information about the actual and constructive ownership of the Company’s shares as the board of directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

These ownership limitations could discourage a takeover or other transaction in which holders of some, or a majority, of the Company’s shares of capital stock might receive a premium for their shares over the then prevailing market price or which stockholders might believe to be otherwise in their best interest.

Transfer Agent and Registrar for Shares of Capital Stock

BNY Mellon Shareowner Services LLC is the transfer agent and registrar for shares of the Company’s preferred stock and common stock.

DESCRIPTION OF WARRANTS

We currently have no warrants outstanding (other than options issued under the Company’s stock option plan and the redemption and exchange rights of holders of units of the operating partnership, or the unitholders). We may issue warrants for the purchase of the Company’s preferred stock or common stock. Warrants may be issued independently or together with any other offered securities offered by any prospectus supplement and may be attached to or separate from such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between our Company and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (1) the title of such warrants; (2) the aggregate number of such warrants; (3) the price or prices at which such warrants will be issued; (4) the designation, terms and number of shares of the Company’s preferred stock or common stock purchasable upon exercise of such warrants; (5) the designation and terms of the offered securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security; (6) the date, if any, on and after which such warrants and the related preferred stock or common stock will be separately transferable, including any limitations on ownership and transfer of such warrants as may be appropriate to preserve the Company’s status as a REIT; (7) the price at which each share of preferred stock or common stock purchasable upon exercise of such warrants may be purchased; (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (9) the minimum or maximum amount of such warrants which may be exercised at any one time; (10) information with respect to book-entry procedures, if any; (11) a discussion of certain federal income tax consequences; and (12) any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of the Company’s preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the class or series of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the Company’s issuance and delivery of the preferred stock to a preferred stock depositary, we will cause such preferred stock depositary to issue, on the Company’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and other distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any class or series of preferred stock converted into shares in excess of the ownership limit or otherwise converted or exchanged.

Withdrawal of stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted) the holders thereof will be entitled to delivery at such office, to or upon each such holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of depositary shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of the depositary shares representing shares of such class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to such class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method that we may determine that will not result in the issuance of any shares in excess of the ownership limit.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred stock depositary.

Voting of the preferred stock

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for such class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of such class or series of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt as set forth in the applicable prospectus supplement.

Conversion

The depositary shares, as such, will not be convertible into the Company’s common stock or any of the Company’s other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the applicable preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of a class or series of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of the Company’s common stock, other shares of a class or series of the Company’s preferred stock (including shares in excess of the ownership limit) or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the Company’s common stock on the last business day prior to the conversion.

Amendment and termination of a deposit agreement

The form of depositary receipt evidencing depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between our Company and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the deposit agreements, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the applicable deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if (i) such termination is necessary to preserve the Company’s status as a REIT or (ii) a majority of each series or class of preferred stock subject to such deposit agreement consents to such termination, whereupon the preferred stock depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of each preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by preferred stock depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve the Company’s status as a REIT, then we will use our best efforts to list each class or series of preferred stock issued upon surrender of the related depositary shares. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of each class or series of preferred stock in the event of our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the depositary receipts evidencing the depositary shares representing such class or series of preferred stock or (iii) each share of the related preferred stock shall have been converted into the Company’s stock not so represented by depositary shares.

Charges of a preferred stock depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed that are outside of those expressly provided for in the deposit agreement.

Resignation and removal of depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications received from us with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event a preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on our claims, requests or instructions.

DESCRIPTION OF MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF KILROY REALTY, L.P.

We have summarized certain terms and provisions of the Fifth Amended and Restated Agreement of Limited Partnership of the operating partnership, as amended, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which we have previously filed with the SEC and which is incorporated herein by reference.

Management of the Partnership

The operating partnership is a Delaware limited partnership. The Company is the sole general partner of the operating partnership and conducts substantially all of its business through the operating partnership.

As the sole general partner of the operating partnership, the Company exercises exclusive and complete discretion in the day-to-day management and control of the operating partnership. The Company can cause the operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings and cause changes in its line of business, capital structure and distribution policies. The operating partnership has both preferred limited partnership interests and common limited partnership interests. As of June 30, 2010, the operating partnership had issued and outstanding 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units, 3,450,000 Series F Preferred Units and 1,723,131 common units.

We refer collectively to the Series A Preferred Units, Series E Preferred Units, Series F Preferred Units and the common units as the units. Limited partners may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law.

Indemnification of the Company’s Officers and Directors

To the extent permitted by applicable law, the partnership agreement provides indemnity to the Company, as general partner, and its officers and directors and any other persons the Company may designate. Similarly, the partnership agreement limits the Company’s liability, as well as that of its officers and directors, to the operating partnership.

Transferability of Partnership Interests

Generally, the Company may not voluntarily withdraw from or transfer or assign its interest in the operating partnership without the consent of the holders of at least 60% of the common partnership interests including the Company’s interest. The limited partners may, without the consent of the general partner, transfer, assign, sell, encumber or otherwise dispose of their interest in the operating partnership to family members, affiliates (as defined under federal securities laws) and charitable organizations and as collateral in connection with certain lending transactions, and, with the consent of the general partner, may also transfer, assign or sell their partnership interest to accredited investors. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement. This transfer is also subject to the Company’s right of first refusal to purchase the limited partner’s units for our benefit.

In addition, without the Company’s consent, limited partners may not transfer their units:

•	to any person who lacks the legal capacity to own the units;

•	in violation of applicable law;

•	where the transfer is for only a portion of the rights represented by the units, such as the partner’s capital account or right to distributions;

•	if we believe the transfer would cause the termination of the operating partnership or would cause it to no longer be classified as a partnership for federal or state income tax purposes;

•

if the transfer would cause the operating partnership to become a party-in-interest within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or would cause its assets to constitute assets of an employee benefit plan under applicable regulations;

•	if the transfer would require registration under applicable federal or state securities laws;

•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under applicable Treasury regulations;

•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940 or ERISA; or

•	if the transfer would adversely affect the Company’s ability to maintain its qualification as a REIT.

The Company may not engage in any “termination transaction” without the approval of at least 60% of the common units in the operating partnership, including the Company’s general partnership interest in the operating partnership. Examples of termination transactions include:

•	a merger;

•	a consolidation or other combination with or into another entity;

•	a sale of all or substantially all of our assets; or

•	a reclassification, recapitalization or change of our outstanding equity interests.

In connection with a termination transaction, all common limited partners must either receive, or have the right to elect to receive, for each common unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of common stock into which each common unit is then exchangeable; and

•

the greatest amount of cash, securities or other property paid to the holder of one share of Company common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of Company common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of common units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the purchase, tender or exchange offer it had exercised its right to redemption, received shares of Company common stock in exchange for its common units, and accepted the purchase, tender or exchange offer.

The operating partnership also may merge or otherwise combine our assets with another entity with the approval of at least 60% of the common units if:

•

substantially all of the assets directly or indirectly owned by the surviving entity are held directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership;

•

the common limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of the common limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•	the common limited partners may exchange their interests in the surviving partnership for either:

•	the consideration available to the common limited partner pursuant to the preceding paragraph; or

•

if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and the Company’s common stock.

The board of directors of the Company, in the Company’s capacity as general partner, will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the common limited partners to recognize gain for federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the common limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Units Representing Partnership Interests

As sole general partner of the operating partnership, the Company has the ability to cause it to issue additional units representing general and limited partnership interests. These units may include units representing preferred limited partnership interests, subject to the approval rights of holders of the Series A Preferred Units with respect to the issuance of preferred units ranking senior to the Series A Preferred Units, holders of the Series E Preferred Units with respect to the issuance of preferred units ranking senior to the Series E Preferred Units and holders of Series F Preferred Units with respect to the issuance of preferred units ranking senior to the Series F Preferred Units as described in “—7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units.”

Capital Contributions by the Company to the Operating Partnership

The Company may borrow additional funds in excess of the funds available from borrowings or capital contributions from a financial institution or other lender or through public or private debt offerings. The Company may then lend these funds to the operating partnership on the same terms and conditions that applied to the Company. In some cases, the Company may instead contribute these funds as an additional capital contribution to the operating partnership and increase its interest in the operating partnership and decrease the interests of the limited partners.

The Effect of Awards Granted Under Our Stock Incentive Plans

If options to purchase shares of Company common stock granted in connection with the Company’s 1997 Stock Option and Incentive Plan or the Company’s 2006 Incentive Award Plan, or any successor equity incentive award plan, are exercised at any time, or restricted shares of common stock are issued under the plans, the Company must contribute to the operating partnership the exercise price that the Company receives in connection with the issuance of the shares of common stock to the exercising participant or the proceeds that the Company receives when it issues the shares. In exchange, the Company will be issued units in the operating partnership equal to the number of shares of common stock issued to the exercising participant in the plans.

Tax Matters that Affect the Operating Partnership

The Company has the authority under the partnership agreement to make tax elections under the Code on the operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of the operating partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among the holders of Series A Preferred Units in an amount equal to a 7.45% per annum cumulative return on the stated value of $50.00 per Series A Preferred Unit, holders of Series E Preferred Units in an amount equal to a 7.80% per annum cumulative return on the stated value of $25.00 per Series E Preferred Unit, and holders of Series F Preferred Units in an amount equal to 7.50% per annum cumulative return on the stated value of $25.00 per Series F Preferred Unit, which are referred to as the “preferred returns”; and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with their respective percentage interests.

Net losses of the operating partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the partnership agreement generally provides that the operating partnership’s adjusted net income (as defined in the partnership agreement) will first be allocated to the holders of the operating partnership’s Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units to the extent of their preferred returns, with the remaining items of net income or net loss allocated according to the provisions described above. The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations.

Operations and Management of the Operating Partnership

The operating partnership must be operated in a manner that will enable the Company to maintain its qualification as a REIT and avoid any federal income tax liability. The partnership agreement provides that the Company will determine from time to time, but not less frequently than quarterly, the net operating cash revenues of the operating partnership, as well as net sales and refinancing proceeds, pro rata in accordance with the partners’ respective percentage interests, subject to the distribution preferences with respect to the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units. The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse the Company for payment of, all expenses that the Company incurs relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to the Company’s operations.

Term of the Partnership Agreement

The operating partnership will continue in full force and effect until December 31, 2095, or until sooner dissolved in accordance with the terms of the partnership agreement.

7.45% Series A Cumulative Redeemable Preferred Units, 7.80% Series E Cumulative Redeemable Preferred Units and 7.50% Series F Cumulative Redeemable Preferred Units

General

The operating partnership has designated classes of preferred limited partnership units as the 7.45% Series A Cumulative Redeemable Preferred Units, the 7.80% Series E Cumulative Redeemable Preferred Units and the 7.50% Series F Cumulative Redeemable Preferred Units, representing preferred limited partnership interests. As of June 30, 2010, 1,500,000 Series A Preferred Units, 1,610,000 Series E Preferred Units and 3,450,000 Series F Preferred Units are issued and outstanding.

Distributions

Each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit is entitled to receive cumulative preferential distributions payable on or before the 15th day of February, May, August and November of each year. Series A Preferred Units will be entitled to distributions at a rate of 7.45% per annum, Series E Preferred Units will be entitled to distributions at a rate of 7.80% per annum and Series F Preferred Units will be entitled to distributions at a rate of 7.50% per annum. The cumulative preferential distributions will be paid in preference to any payment made on any other class or series of partnership interest of the operating partnership, other than any other class or series of partnership interest expressly designated as ranking on parity with or senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

Ranking

The Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units rank:

•

senior to the operating partnership’s common units and to all classes or series of preferred partnership units designated as ranking junior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up;

•

on parity with each other and with all other classes or series of preferred partnership units designated as ranking on a parity with the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units with respect to distributions and rights upon liquidation, dissolution or winding-up; and

•	junior to all other classes or series of preferred partnership units designated as ranking senior to the Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units.

Limited Approval Rights

For as long as any Series A Preferred Units remain outstanding, the operating partnership will not, without the affirmative vote of the holders of at least two-thirds of the units of such class, as applicable:

•

authorize, create or increase the authorized or issued amount of any class or series of partnership interests ranking senior to the Series A Preferred Units, or reclassify any partnership interests of the operating partnership into any class or series of partnership interest ranking senior to the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any class or series of partnership interests ranking senior to the Series A Preferred Units;

•

authorize or create, or increase the authorized or issued amount of any preferred partnership units on parity with the Series A Preferred Units, or reclassify any partnership interest into any preferred partnership units on parity with the Series A Preferred Units, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any preferred partnership units on parity with the Series A Preferred Units, but only to the extent that these preferred partnership units on parity with the Series A Preferred Units are issued to an affiliate of the operating partnership, other than to the Company to the extent the issuance of these interests was to allow the Company to issue corresponding preferred stock to persons who are not affiliates of the operating partnership; or

•

either consolidate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any corporation or other entity or amend, alter or repeal the provisions of the partnership agreement, whether by merger, consolidation or otherwise, in each case in a manner that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series A Preferred Units or the holders of the Series A Preferred Units.

Redemption

The operating partnership may redeem the Series A Preferred Units at any time, the Series E Preferred Units at any time, and the Series F Preferred Units at any time. The Series A Preferred Units will be payable solely out of the sale proceeds from the issuance of the Company’s capital stock or out of the sale of limited partner interests in the operating partnership, at a redemption price, payable in cash, equal to the capital account balance of the holder of the Series A Preferred Units; provided, however, that no redemption will be permitted if the redemption price does not equal or exceed the original capital contribution of such holder plus accumulated and unpaid distributions to the date of redemption. If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units). The operating partnership may not redeem fewer than all of the outstanding Series A Preferred Units unless all accumulated and unpaid distributions have been paid on all Series A Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption. The Series E Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series E Preferred Unit, if any. The Series F Preferred Units may be redeemed at a redemption price, payable in cash, equal to the sum of $25.00 plus accumulated and unpaid distributions to the date of redemption per Series F Preferred Unit, if any.

Exchange

The Series A Preferred Units may be exchanged on and after September 30, 2015, in whole but not in part, into shares of the Company’s Series A Preferred Stock, at the option of 51% of the holders of all outstanding Series A Preferred Units. In addition, the Series A Preferred Units may be exchanged, in whole but not in part, into shares of Series A Preferred Stock at any time at the option of 51% of the holders if:

•	distributions on the Series A Preferred Units have not been timely made for six prior quarterly distribution periods, whether or not consecutive; or

•	the operating partnership or a subsidiary of the operating partnership is or is likely to become a “publicly traded partnership.”

In addition, the Series A Preferred Units may be exchanged prior to September 30, 2015, in whole but not in part, at the option of the holders of 51% of the Series A Preferred Units if the Series A Preferred Units would not be considered “stock and securities” for United States federal income tax purposes.

The Series A Preferred Units also are exchangeable, in whole but not in part, if the operating partnership believes, or the initial holder believes, based upon the opinion of counsel, that the character of the operating partnership’s assets and income would not allow the Company to qualify as a REIT. We may, in lieu of exchanging the Series A Preferred Units for shares of Series A Preferred Stock, elect to redeem all or a portion of the Series A Preferred Units for cash in an amount equal to the original capital contribution per Series A Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. If we elect to redeem fewer than all of the outstanding Series A Preferred Units, the number of Series A Preferred Units held by each holder to be redeemed shall equal such holder’s pro rata share of the aggregate number of Series A Preferred Units being redeemed.

The right of the holders of Series A Preferred Units to exchange their units for shares of Series A Preferred Stock will be subject to the ownership limitations in the Company’s charter in order to maintain its qualification as a REIT for United States federal income tax purposes.

Liquidation Preference

The distribution and income allocation provisions of the partnership agreement have the effect of providing each Series A Preferred Unit, Series E Preferred Unit and Series F Preferred Unit with a liquidation preference to each holder equal to $50.00, $25.00 and $25.00 per share, respectively, plus any accumulated but unpaid distributions, in preference to any other class or series of partnership interest.

Common Limited Partnership Units

General

The partnership agreement provides that, subject to the distribution preferences of the Series A, Series E and Series F Preferred Units, common units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. As of June 30, 2010, 1,723,131 common limited partnership units were issued and outstanding.

Redemption/Exchange Rights

Common limited partners have the right to require the operating partnership to redeem part or all of their common units for cash based upon the fair market value of an equivalent number of shares of Company common stock at the time of the redemption. Alternatively, the Company may elect to acquire those units tendered for redemption in exchange for shares of Company common stock. The Company’s acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of some rights, some extraordinary distributions and similar events. However, even if the Company elects not to acquire tendered units in exchange for shares of common stock, holders of common units that are corporations or limited liability companies may require that the Company issue common stock in exchange for their common units, subject to applicable ownership limits or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors, as applicable. The Company presently anticipates that the Company will elect to issue shares of common stock in exchange for common units in connection with each redemption request, rather than having the operating partnership redeem the common units for cash. With each redemption or exchange, the Company increases its percentage ownership interest in the operating partnership. Common limited partners may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of common stock being issued, any person’s actual or constructive stock ownership would exceed the ownership limits, or any other limit as provided in the Company’s charter or as otherwise determined by the board of directors.

Common Limited Partner Approval Rights

The partnership agreement provides that if the limited partners own at least 5% of the common units representing common partnership interests in the operating partnership, including those common units held by the Company as general partner, the Company will not, on behalf of the operating partnership and without the prior consent of the holders of more than 50% of the common units representing limited partnership interests in the operating partnership dissolve the operating partnership, unless the dissolution or sale is incident to a merger or a sale of substantially all of the Company’s assets.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY’S CHARTER AND BYLAWS

The following is a description of certain provisions of Maryland law and the Company’s charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws. You should read the Company’s charter and bylaws, which are incorporated by reference to the Company’s SEC filings. See “Where You Can Find More Information.”

The Board of Directors

The Company’s charter provides that the number of the directors shall be established by its bylaws, but cannot be less than the minimum number required by the Maryland General Corporation Law, or MGCL, which is one. The Company’s bylaws allow the board of directors to fix or change the number to not fewer than three and not more than 13 members. The number of directors is currently fixed at six. A majority of the the remaining board of directors may fill any vacancy, other than a vacancy caused by removal. A majority of the board of directors may fill a vacancy resulting from an increase in the number of directors. The stockholders entitled to vote for the election of directors at an annual or special meeting of the Company’s stockholders may fill a vacancy resulting from the removal of a director.

The Company’s charter and bylaws provide that a majority of the board of directors must be “independent directors.” An “independent director” is a director who is not:

•	an employee, officer or affiliate of us or one of our subsidiaries or divisions;

•	a relative of a principal executive officer; or

•	an individual member of an organization acting as advisor, consultant or legal counsel, who receives compensation on a continuing basis from us in addition to director’s fees.

No Cumulative Voting

Holders of shares of Company common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of the Company’s stockholders, the holders of a majority of the shares of Company common stock entitled to vote will be able to elect all of the successors of the directors at that meeting.

Removal of Directors

The Company’s charter provides that its stockholders may remove a director only for “cause” and only by the affirmative vote of at least two-thirds of the shares entitled to vote in the election of directors. The MGCL does not define the term “cause.” As a result, removal for “cause” is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation.

The Company is not Subject to the Maryland Business Combination Statute

The Company has elected not to be subject to the “business combination” provisions of the MGCL (sections 3-601 through 3-604) and it cannot rescind such election and become subject to these business combination provisions without the approval of holders of a majority of its shares entitled to vote.

In the event that the Company decides to be subject to the business combinations provision, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are generally prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A business combination includes a merger, consolidation or share exchange.

A business combination may also include an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined in the MGCL as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s shares; or

•

an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the business combinations provisions of the MGCL if the board of directors approved in advance the transaction by which such person would otherwise have become an interested stockholder.

At the conclusion of the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

As a result of the Company’s decision not to be subject to the business combinations statute, an interested stockholder would be able to effect a “business combination” without complying with the requirements discussed above, which may make it easier for stockholders who become interested stockholders to consummate a business combination involving the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of capital stock from its stockholders at a premium.

The Company is not Subject to the Maryland Control Share Acquisition Statute

The Company has elected in its bylaws not to be subject to the “control share acquisition” provisions of the MGCL (sections 3-701 through 3-710). If it wants to be subject to these provisions, its bylaws would need to be amended. Such amendments would require the approval of the holders of a majority of the shares entitled to vote.

Maryland law provides that “control shares” of a company acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to vote, excluding shares owned by the acquiror or by officers or directors who are employees of the Company. “Control shares” are voting shares of stock which, if aggregated with all other voting shares of stock previously acquired by the acquiror, or over which the acquiror is able to directly or indirectly exercise voting power, except solely by revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

“Control shares” do not include shares of stock the acquiring person is entitled to vote having obtained prior stockholder approval. Generally, “control share acquisition” means the acquisition of control shares.

A person who has made or proposes to make a control share acquisition may compel the board of directors to call a special meeting of stockholders to consider voting rights for the shares. The meeting must be held within 50 days of demand. If no request for a meeting is made, the Company may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to conditions and limitations, the corporation may redeem any or all of the control shares, except those for which voting rights previously have been approved, for fair value. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the company is a party to the transaction, or to acquisitions approved or exempted by its charter or bylaws. Because the Company is not subject to these provisions, stockholders who acquire a substantial block of Company common stock do not need approval of the other stockholders before exercising full voting rights with respect to their shares on all matters. This may make it easier for any of these control share stockholders to effect a business combination with the Company. However, the Company cannot assure you that any business combinations will be consummated or, if consummated, will result in a purchase of shares of Company common stock from any stockholder at a premium.

Unsolicited Takeovers

Under certain provisions of the MGCL relating to unsolicited takeovers, a Maryland corporation with a class of equity securities registered under the Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in its board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

An election to be subject to any or all of the foregoing statutory provisions may be made in the Company’s charter or bylaws, or by resolution of the board of directors. Any such statutory provision to which the Company elects to be subject will apply even if other provisions of Maryland law or the Company’s charter or bylaws provide to the contrary.

If the Company made an election to be subject to the statutory provisions described above, the board of directors would automatically be classified into three classes with staggered terms of office of three years each, and would have the exclusive right to determine the number of directors and the exclusive right to fill vacancies on the board of directors. Moreover, any director elected to fill a vacancy would hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the board of directors.

The Company has not elected to become subject to the foregoing statutory provisions relating to unsolicited takeovers. However, the Company could by resolutions adopted by the board of directors and without stockholder approval, elect to become subject to some or all of these statutory provisions.

Amendment of the Company’s Charter and Bylaws

The Company’s charter may generally be amended only if the amendment is declared advisable by the board of directors and approved by its stockholders by the affirmative vote of at least two-thirds of the shares entitled to vote on the amendment. The Company’s bylaws generally may be amended by the affirmative vote of a majority of the board of directors or of a majority of the Company’s shares entitled to vote. However, the following bylaw provisions may be amended only by the approval of a majority of the Company’s shares of capital stock entitled to vote:

•	provisions opting out of the control share acquisition statute;

•

provisions requiring approval by the independent directors for selection of operators of our properties or of transactions involving John B. Kilroy, Sr. and John B. Kilroy, Jr. and their affiliates; and

•	provisions governing amendment of the Company’s bylaws.

Meetings of Stockholders

The Company’s bylaws provide for annual meetings of its stockholders to elect directors and to transact other business properly brought before the meeting. In addition, a special meeting of stockholders may be called by:

•	the president;

•	the board of directors;

•	the chairman of the board;

•	holders of at least a majority of the Company’s outstanding common stock entitled to vote by making a written request;

•

holders of 10% of the Company’s Series A Preferred Stock for the stockholders of Series A Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series A Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series A Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive;

•

holders of 10% of the Company’s Series E Preferred Stock for the stockholders of Series E Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series E Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series E Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive; and

•

holders of 10% of the Company’s Series F Preferred Stock for the stockholders of Series F Preferred Stock and all other classes or series of preferred stock ranking on parity with the Series F Preferred Stock to elect two additional directors to the board of directors if dividends on any shares of Series F Preferred Stock remain unpaid for six or more quarterly periods, whether or not consecutive.

The MGCL provides that the Company’s stockholders also may act by unanimous written consent without a meeting with respect to any action that they are required or permitted to take at a meeting. To do so, each stockholder entitled to vote on the matter must sign the consent setting forth the action.

Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of other business to be considered by stockholders at the meeting may be made only:

•	pursuant to the Company’s notice of the meeting;

•	by or at the direction of the board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures of the Company’s bylaws.

The Company’s bylaws also provide that with respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting.

The advance notice provisions of the Company’s bylaws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which holders of the Company’s common stock believe is in their best interests.

Dissolution of the Company

Under the MGCL, the Company may be dissolved if a majority of the entire board of directors determines by resolution that dissolution is advisable and submits a proposal for dissolution for consideration at any annual or special meeting of stockholders, and this proposal is approved, by the vote of the holders of two-thirds of the shares of the Company’s capital stock entitled to vote on the dissolution.

Indemnification and Limitation of Liability of Directors and Officers

The Company’s charter and bylaws, and the partnership agreement, provide for indemnification of its officers and directors against liabilities to the fullest extent permitted by the MGCL, as amended from time to time.

The MGCL permits the Company to indemnify its directors and officers and other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, the Company may indemnify its directors or officers against judgments, penalties, fines, settlements and reasonable expenses that they actually incur in connection with the proceeding unless the proceeding is one by the Company or in its right and the director or officer has been found to be liable to the Company. In addition, the Company may not indemnify a director or officer in any proceeding charging improper personal benefit to them if they were found to be liable on the basis that personal benefit was received. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, the MGCL provides that, unless limited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding. The Company’s charter contains no such limitation.

As permitted by the MGCL, the Company’s charter limits the liability of its directors and officers to the Company and its stockholders for money damages, subject to specified restrictions. However, the liability of the Company’s directors and officers to it and its stockholders for money damages is not limited if:

•	it is proved that the director or officer actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

This provision does not limit the Company’s ability or its stockholders’ ability to obtain other relief, such as an injunction or rescission.

The partnership agreement provides that the Company, as general partner, and its officers and directors are indemnified to the same extent its officers and directors are indemnified in its charter. The partnership agreement limits the Company’s liability and the liability of its officers and directors to the operating partnership and its partners to the same extent that its charter limits the liability of its officers and directors to it and its stockholders. See “Description of Material Provisions of the Partnership Agreement of Kilroy Realty, L.P.—Indemnification of the Company’s Officers and Directors.”

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the Securities Act of 1933, as amended, the Securities Act, the Company has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

The Company has entered into indemnification agreements with certain of its executive officers and directors. The indemnification agreements provide that:

•

the Company must indemnify its executive officers and directors to the fullest extent permitted by applicable law and advance to its executive officers and directors all expenses related to the defense of indemnifiable claims against them, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•	the Company must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements; and

•	to the extent to which the Company maintains directors’ and officers’ liability insurance, the Company must provide coverage under such insurance to its executive officers and directors.

The Company’s indemnification agreements with its executive officers and directors offer substantially the same scope of coverage afforded by applicable law. In addition, as contracts, these indemnification agreements provide greater assurance to its directors and executive officers that indemnification will be available because they cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights that they provide.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws

If the resolution of the board of directors exempting the Company from the business combination provisions of the MGCL and the applicable provision in its bylaws exempting it from the control share acquisition provisions of the MGCL are rescinded or revoked (which in each case would require stockholder approval) or it elects to be subject to the unsolicited takeover provisions of the MGCL, the business combination, control share acquisition and unsolicited takeover provisions of the MGCL, the provisions of its charter on removal of directors, the advance notice provisions of its bylaws and certain other provisions of its charter and bylaws and Maryland law could delay, deter or prevent a change in control of the Company or other transactions that might involve a premium price for holders of its capital stock or otherwise be in their best interest.

PLAN OF DISTRIBUTION

We may sell the offered securities on a delayed or continuous basis through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California. Latham & Watkins LLP will rely as to certain matters of Maryland law on the opinion of Ballard Spahr LLP, Baltimore, Maryland.

EXPERTS

The financial statements, and the related financial statement schedules, as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 of Kilroy Realty, L.P., incorporated in this prospectus by reference to Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to the adoption of new accounting provisions). Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain expenses for the year ended December 31, 2009 of 303 Second Street property, incorporated in this prospectus by reference to Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010 and Kilroy Realty Corporation’s Current Report on Form 8-K/A filed with the SEC on June 11, 2010 has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the statement of revenues and certain expenses and includes an explanatory paragraph referring to the purpose of the statement). Such statement of revenues and certain expenses has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference to Kilroy Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the adoption of new accounting provisions and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company and the operating partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You can inspect reports and other information the Company and the operating partnership file at the offices of the NYSE, 20 Broad Street, New York, New York 10005. In addition, we maintain a website that contains information about us at http://www.kilroyrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this Registration Statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the Registration Statement and exhibits and schedules to the Registration Statement. For further information with respect to our Company and the securities registered hereby, reference is made to the Registration Statement, including the exhibits to the Registration Statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the Registration Statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the Registration Statement, including the exhibits and schedules to the Registration Statement, may be examined at the SEC’s public reference room. Copies of all or a portion of the Registration Statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. This Registration Statement is also available to you on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•

Kilroy Realty Corporation’s current reports on Form 8-K filed on January 28, 2010, February 2, 2010, February 3, 2010, March 1, 2010, April 20, 2010, May 18, 2010, May 20, 2010, May 25, 2010, May 27, 2010, August 6, 2010, August 11, 2010, August 25, 2010 and the first and second Current Report on Form 8-K filed on April 14, 2010;

•	Kilroy Realty Corporation’s current report on Form 8-K/A filed on June 11, 2010;

•	Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2009;

•	Kilroy Realty Corporation’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•

the description of the Company’s capital stock contained in Kilroy Realty Corporation’s registration statement on Form 8-A/A filed with the SEC on June 10, 2005 (file number 001-12675), including any amendment or reports filed for the purpose of updating this description; and

•	Kilroy Realty, L.P.’s General Form for Registration of Securities on Form 10 filed with the SEC on August 18, 2010.

We are also incorporating by reference any additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering described in this prospectus and any accompanying prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed not “filed” with the SEC, including our compensation committee reports and performance graph included or incorporated by reference in any annual report on Form 10-K or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To receive a free copy of any of the documents incorporated by reference in this prospectus, including exhibits, if they are specifically incorporated by reference in the documents, call or write Investor Relations, Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attention: Secretary (telephone (310) 481-8400).

$325,000,000

Kilroy Realty, L.P.

5.000% Senior Notes due 2015

Fully and unconditionally guaranteed by

Kilroy Realty Corporation

PROSPECTUS SUPPLEMENT

Barclays Capital

BofA Merrill Lynch

J.P. Morgan

Mitsubishi UFJ Securities

PNC Capital Markets LLC

RBC Capital Markets

Scotia Capital

US Bancorp

Wells Fargo Securities

October 27, 2010